                                                                   EXHIBIT 99.1






                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           SECURE PHARMACY PLUS, INC.,

                     STADTLANDER OPERATING COMPANY, L.L.C.,

                       STADTLANDER LICENSING COMPANY, LLC,

                      STADTLANDER DRUG OF CALIFORNIA, L.P.

                                       AND

                        STADTLANDER DRUG OF HAWAII, L.P.

                            FOR PURCHASE AND SALE OF

                        STADTLANDERS CORRECTIONS DIVISION

                         DATED AS OF SEPTEMBER 20, 2000

                                TABLE OF CONTENTS
                          (NOT A PART OF THE AGREEMENT)

1.   PURCHASE AND SALE OF ASSETS..............................................1
     1.1.   Purchase And Sale Of Assets.......................................1

            1.1.1.   Leased Real Property.....................................1
            1.1.2.   Tangible Personal Property...............................1
            1.1.3.   Inventories And Supplies.................................2
            1.1.4.   Contract Rights..........................................2
            1.1.5.   Intellectual Property....................................2
            1.1.6.   Governmental Licenses, Permits and Approvals.............2
            1.1.7.   Computer Software........................................2
            1.1.8.   Business Data............................................2
            1.1.9.   Web Sites................................................3
            1.1.10.  Claims...................................................3
            1.1.11.  Other Assets.............................................3
     1.2.   Excluded Assets...................................................3
            1.2.1.   Ordinary Course of Business Dispositions; ProCare/CVS
                     Transaction..............................................3
            1.2.2.   Cash.....................................................3
            1.2.3.   Nonassignable Permits....................................3
            1.2.4.   Rights Under This Agreement..............................3
            1.2.5.   Minute Books and Stock Ledger............................3
            1.2.6.   Accounts Receivable......................................4
            1.2.7.   Employee Benefit Plans...................................4
            1.2.8.   Prepaid Expenses.........................................4
            1.2.9.   Inter- or Intra-Company Receivables......................4
     1.3.   Conveyance........................................................4

2.   PURCHASE PRICE...........................................................4
     2.1.  Closing Payment....................................................4
     2.2.  Purchase Price Adjustment..........................................4
     2.3.  Method of Payment..................................................7
     2.4.  Allocation.........................................................7

3.   ASSUMPTION OF LIABILITIES................................................7
     3.1.  Assumed Liabilities................................................7
     3.2.  Purchaser's Obligations............................................7
     3.3.  Excluded Liabilities...............................................8
     3.4.  Breach of Representations..........................................8
     3.5.  Insurance..........................................................8

4.   REPRESENTATIONS AND WARRANTIES...........................................9
     4.1.  Representations and Warranties of Sellers..........................9
           4.1.1.    Corporate Organization...................................9
           4.1.2.    Authorization and Effect of Agreement....................9
           4.1.3.    No Restrictions Against Sale of the Assets...............9


           4.1.4.   Financial Statements.......................................10
           4.1.5.   No Material Adverse Change Relating to the Business........10
           4.1.6.   Compliance with Laws.......................................10
           4.1.7.   Assets used in the Business................................10
           4.1.8.   Assets other than Real Property............................11
           4.1.9.   Real Property..............................................11
           4.1.10.  Insurance..................................................11
           4.1.11.  Intellectual Property......................................12
           4.1.12.  Litigation; Decrees........................................12
           4.1.13.  Contract Rights............................................12
           4.1.14.  Employee Contracts, Union Agreements and Benefit Plans.....14
           4.1.15.  Labor Relations............................................15
           4.1.16.  Divisional Personnel.......................................17
           4.1.17.  No Undisclosed Liabilities.................................17
           4.1.18.  Environmental Protection...................................17
           4.1.19.  Tax Matters................................................19
           4.1.20.  Brokers' and Finders' Fees.................................20
           4.1.21.  Licenses and Permits.......................................20
           4.1.22.  Books and Records..........................................20
           4.1.23.  [Intentionally omitted.]...................................20
           4.1.24.  Major Suppliers and Customers..............................20
           4.1.25.  Inventory..................................................21
           4.1.26.  Pharmaceutical Regulation..................................21
     4.2.  Representations, Warranties And Certain Covenants of Purchaser......22
           4.2.1.   Corporate Organization.....................................22
           4.2.2.   Authorization And Effect Of Agreement......................23
           4.2.3.   No Restrictions Against Purchase Of The Assets.............23
           4.2.4.   Brokers' and Finders' Fees.................................23

5.   COVENANTS.................................................................23
     5.1.  Employees...........................................................23
     5.2.  Transfer Taxes......................................................24
     5.3.  Press Release.......................................................24
     5.4.  Pharmacy Licenses...................................................25

6.   CLOSING DELIVERIES........................................................25
     6.1.  Deliveries of Sellers...............................................25
           6.1.1.   Transfer Documents.........................................25
           6.1.2.   Certificates...............................................25
           6.1.3.   Consents Under Key Agreements..............................25
           6.1.4.   Power of Attorney..........................................25
           6.1.5.   Termination Statements.....................................25
           6.1.6.   Employment Agreements......................................25
           6.1.7.   Non-Competition Agreements.................................25
           6.1.8.   Accounts Receivable Collection Agreement...................26
           6.1.9.   Transition Services Agreement..............................26
           6.1.10.  BBC Guaranty...............................................26


     6.2.  Deliveries of Purchaser.............................................26
           6.2.1.   Instruments Of Assumption..................................26
           6.2.2.   Purchase Price.............................................26
           6.2.3.   Certificates...............................................26
           6.2.4.   Prime Vendor Contract......................................26
           6.2.5.   ASG Guaranty...............................................26

7.   THE CLOSING...............................................................26
     7.1.  The Closing.........................................................26

8.   SURVIVAL AND INDEMNIFICATION..............................................27
     8.1.  Survival............................................................27
           8.1.1.   Survival of Representations And Warranties.................27
           8.1.2.   Survival of Covenants......................................27
     8.2.  Limitations On Indemnification; Right of Offset.....................27
           8.2.1.   With Respect To Certain Representations And Warranties.....27
           8.2.2.   With Respect To Sellers' Obligations.......................27
     8.3.  Indemnification.....................................................27
           8.3.1.   Indemnification By Sellers.................................27
           8.3.2.   Indemnification By Purchaser...............................28
           8.3.3.   Cumulative Rights..........................................28
           8.3.4.   Indemnity Payment; Indemnitee; Indemnifying Party..........28
     8.4.  Defense of Claims...................................................28
           8.4.1.   Third Party Claims.........................................28
           8.4.2.   Direct Claims..............................................30
           8.4.3.   Failure to Give Timely Notice..............................30
           8.4.4.   Subrogation................................................30
           8.4.5.   Payment....................................................30
           8.4.6.   Limitation on the Scope of Indemnification.................31

9.   OTHER POST-CLOSING COVENANTS..............................................31
     9.1.  General Post-Closing Matters........................................31
           9.1.1.   Post-Closing Notifications.................................31
           9.1.2.   Access.....................................................31
           9.1.3.   Guarantees, Etc............................................32
           9.1.4.   Rights of Endorsement......................................32
     9.2.  Nonassignable Contracts.............................................32
           9.2.1.   Nonassignability...........................................32
           9.2.2.   Sellers To Use Reasonable Efforts..........................32
           9.2.3.   If Waivers Or Consents Cannot Be Obtained..................32
           9.2.4.   Obligation of Purchaser To Perform.........................33
           9.2.5    Certain Fees and Expenses..................................33

10.  MISCELLANEOUS PROVISIONS..................................................33
     10.1. Notices.............................................................33
     10.2. Expenses............................................................34
     10.3. Successors And Assigns..............................................34
     10.4. Waiver..............................................................34
     10.5. Entire Agreement....................................................35




     10.6.  Amendments, Supplements, Etc.......................................35
     10.7.  Rights Of The Parties..............................................35
     10.8.  Further Assurances.................................................35
     10.9.  Bulk Sales.........................................................36
     10.10. Transfer...........................................................36
     10.11. Governing Law......................................................36
     10.12. Execution in Counterparts..........................................36
     10.13. Titles And Headings................................................36
     10.14. Certain Interpretive Matters And Definitions.......................36
     10.15. Cross-References...................................................37
     10.16. Severability.......................................................37
     10.17. Arbitration........................................................37


                               TABLE OF SCHEDULES

Schedule 1.1.1        Leased Real Property
Schedule 1.1.2        Tangible Personal Property
Schedule 1.1.5        Intellectual Property
Schedule 1.1.6        Permits
Schedule 1.1.7A       Owned Software
Schedule 1.1.7B       Licensed Software
Schedule 1.2.3        Non-Assignable Permits
Schedule 2.2(b)       Inventory Methodology and Costing
Schedule 2.4          Purchase Price Allocation
Schedule 3.1          Assumed Software Liabilities
Schedule 4.1.1        Corporate Organization
Schedule 4.1.3        Restrictions on Sale
Schedule 4.1.4        Financial Statements
Schedule 4.1.5        Material Adverse Changes
Schedule 4.1.6        Violations of Law
Schedule 4.1.7        Excluded Assets
Schedule 4.1.8        Liens
Schedule 4.1.10       Insurance Matters
Schedule 4.1.12       Litigation
Schedule 4.1.13       Contracts
Schedule 4.1.14(a)    Employee Benefit Plans
Schedule 4.1.15       Labor Relations Matters
Schedule 4.1.16       Divisional Personnel
Schedule 4.1.18(b)    Environmental Matters
Schedule 4.1.19(b)    Tax Matters
Schedule 4.1.21       Permits
Schedule 4.1.24       Suppliers and Customers
Schedule 4.1.25       Inventory Claims
Schedule 4.1.26       Pharmaceutical Regulation
Schedule 4.2.3        Purchaser's Restrictions
Schedule 6.1.1        Transfer Documents
Schedule 6.1.4        Form of Power of Attorney
Schedule 6.1.5        Required Termination Statements
Schedule 6.1.6(a)     Form of Employment Agreement for Trey Hartman
Schedule 6.1.6(b)     Form of Employment Agreement for Grant Bryson
Schedule 6.1.6(c)     Form of Employment Agreement for Larry Brown
Schedule 6.1.7        Form of  Noncompetition Agreement
Schedule 6.1.8        Form of Accounts Receivable and Payable Management
                      Agreement
Schedule 6.1.9        Form of Transition Services Agreement
Schedule 6.1.10       Form of BBC Guaranty
Schedule 6.2.1        Assumption Instruments
Schedule 6.2.4        Form of Prime Vendor Contract

Schedule 6.2.5        Form of ASG Guaranty
Schedule 9.1.3        Seller Guarantees

                             TABLE OF DEFINED TERMS


Term                                                                      Page
----                                                                      ----

Accounts Receivable Collection Agreement...................................25
Affiliate..................................................................37
Agreement...................................................................1
Ancillary Documents.........................................................8
Apportioned Amounts.........................................................5
Arbitrator..................................................................5
ASG.........................................................................1
ASG Guaranty...............................................................26
Assets......................................................................1
Assumed Liabilities.........................................................7
Assumed Liability Claim....................................................27
Assumption Instruments.....................................................26
BBC.........................................................................1
BBC Guaranty...............................................................26
Business....................................................................1
Business Data...............................................................3
Closing....................................................................26
Closing Date...............................................................26
Code........................................................................6
Consents...................................................................32
Contracts...................................................................2
DEA.........................................................................7
Direct Claim...............................................................30
Division....................................................................1
Employee Benefit Plans.....................................................14
Environmental Laws.........................................................17
ERISA......................................................................14
ERISA Affiliate............................................................15
Estimated Purchase Price Increase...........................................4
Estimated Purchase Price Reduction..........................................4
Excluded Assets.............................................................3
FDA........................................................................21
Final Purchase Price Adjustment Schedule....................................5
Financial Statements........................................................9
FMLA.......................................................................15
GAAP........................................................................9
Governmental Agency........................................................37
Hazardous Substances.......................................................17
Indemnifiable Losses.......................................................28
Indemnifying Party.........................................................29
Indemnitee.................................................................29
Indemnity Payment..........................................................29


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

Insurance.................................................................8
Intellectual Property Rights..............................................2
Inventory.................................................................2
Inventory Valuation.......................................................5
Key Agreements...........................................................25
Key Licenses.............................................................25
Laws.....................................................................37
Leased Real Property......................................................1
License Fee Amount........................................................5
Licensed Software........................................................11
Licenses.................................................................19
Liens....................................................................10
NLRB.....................................................................15
OSHA.....................................................................16
Patent and Trademark Rights..............................................11
Permits...................................................................2
Permitted Liens..........................................................10
Pharmaceutical Products..................................................20
Pre-Billed Amounts........................................................5
Preliminary Purchase Price Adjustment Schedule............................4
Proprietary Software.....................................................11
Purchase Price............................................................4
Purchase Price Increase...................................................5
Purchase Price Reduction..................................................5
Purchaser.................................................................1
Records..................................................................31
Related Person...........................................................20
Retained A/P Amount.......................................................5
Securities Act...........................................................37
Sellers...................................................................1
Sellers' Guarantees......................................................32
Software.................................................................11
Subsidiary...............................................................37
Tangible Personal Property................................................2
Taxes....................................................................18
Third Party Claim........................................................29
Transfer..................................................................1
Upfront Collection Fee....................................................5
Transfer Documents.......................................................24
WARN Act.................................................................16
Work-in-Process Amount....................................................5


                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 20th day of September, 2000, by and among SECURE PHARMACY PLUS, INC., a Tennessee corporation ("Purchaser"), STADTLANDER OPERATING COMPANY, L.L.C., a Delaware limited liability company, STADTLANDER LICENSING COMPANY, LLC, a Delaware limited liability company, STADTLANDER DRUG OF CALIFORNIA, L.P., a Delaware limited partnership, and STADTLANDER DRUG OF HAWAII, L.P., a Delaware limited partnership (collectively, the "Sellers");

                                    RECITALS

                  A. Sellers, through Stadtlanders Corrections Division (the "Division"), presently conduct the business of providing pharmaceutical services to correctional facilities in several states (the "Business").

                  B. Sellers desire to sell and assign to Purchaser, and Purchaser desires to purchase and assume from Sellers, the assets and specified liabilities of the Business on the terms and subject to the conditions set forth in this Agreement.

                  C. America Service Group Inc., a Delaware corporation ("ASG") and the parent corporation of Purchaser, has guaranteed all obligations of Purchaser pursuant to this Agreement.

                  D. Bergen Brunswig Corporation, a New Jersey corporation ("BBC") and the parent corporation of Sellers, has guaranteed all obligations of Sellers pursuant to this Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:

                         1. PURCHASE AND SALE OF ASSETS

         1.1. Purchase And Sale Of Assets. On the terms and subject to the conditions hereof, at the Closing (as hereinafter defined), Sellers will sell, transfer, convey, assign and deliver ("Transfer") to Purchaser, and Purchaser will purchase and accept from Sellers, all of Sellers' right, title and interest in and to the assets and properties, associated with the Division described in this Section 1.1 (the "Assets"):

                  1.1.1. Leased Real Property. Subject to Section 9.2, all rights and incidents of interest of Sellers as of the Closing in and to the real property leases listed on Schedule 1.1.1 and all of Sellers' rights in and to the real property leased by Sellers pursuant thereto, including all buildings, structures, fixtures and improvements located thereon to the extent subject to such leases (the "Leased Real Property");

                  1.1.2. Tangible Personal Property. All furniture, fixtures, equipment, vehicles, office supplies, advertising materials and other tangible personal property (other than Inventory (as hereinafter defined)), (including without limitation, all transportation, laboratory, testing, office, computing, data processing and telecommunications equipment) held or owned by Sellers as of the Closing which is used primarily in the Business, including, without limitation, those items of tangible personal property described on Schedule 1.1.2 (collectively, the "Tangible Personal Property");

                  1.1.3. Inventories And Supplies. All pharmaceutical and medical supplies owned by Sellers for resale in connection with the Business as of the close of business on the day prior to the Closing Date (collectively, "Inventory").

                  1.1.4. Contract Rights. Subject to Section 9.2, all rights and incidents of interest of Sellers as of the Closing in and to all personal property leases, licenses, agreements, proposals or other contracts or contractual rights or obligations, including any security deposits provided by the Sellers with respect thereto (collectively "Contracts") of Sellers which relate primarily to the Business, including, without limitation, (i) those Contracts which are listed on Schedule 4.1.13 (unless indicated to the contrary thereon), or are of a type which would have been listed on Schedule 4.1.13 except that they provide for payments in an amount less than the applicable amount set forth in Section 4.1.13 and (ii) any non-disclosure letters executed by Sellers and certain other potential purchasers of the Division, to the extent assignable by Sellers, true and complete copies of which will be delivered to Purchaser prior to Closing.

                  1.1.5. Intellectual Property. The right to use the trade name "StadtRelease" for a period of six months following the Closing, and all trade secrets (including customer and supplier lists), personnel and marketing databases, know-how, manuals, processes, techniques and any and all applications for any of the foregoing, together with any and all rights to use any or all of the foregoing, and any and all goodwill associated with any of the foregoing (collectively, "Intellectual Property Rights") of Sellers used primarily in the Business, including without limitation, those listed or described on Schedule 1.1.5.

                  1.1.6. Governmental Licenses, Permits and Approvals. All rights and incidents of interest of Sellers as of Closing in and to all transferable licenses, permits and approvals ("Permits") issued to Sellers by any Governmental Agency (as hereinafter defined) relating primarily to the Business and in effect as of the Closing, including without limitation, those listed or described on Schedule 1.1.6.

                  1.1.7. Computer Software. All computer software programs owned by any Seller and used primarily in the Business, including those items listed on Schedule 1.1.7A, and a license, as described in Section 6.1.7, to use all other computer software programs licensed to any Seller and used primarily in the Business, including those items listed on Schedule 1.l.7B.

                  1.1.8. Business Data. The original documents representing all current and historical information, files, correspondence, records, marketing data and plans related to the Business, including, without limitation, all client financial information and all client reports in both hard and electronic form, all books and records, pending proposals and any lists of historical, current and potential customers, personnel and supplies of the Business (collectively, the "Business Data").

                  1.1.9. Web Sites. All rights and incidents of interest of Sellers in and to all world wide web or Internet sites and domain names related primarily to the Business, including, without limitation www.Stadtcorrections.com.

                  1.1.10. Claims. All claims, causes of action, choses in action, rights of recovery, rights of setoff and guarantees, including without limitation, any rights to the payment of rebates, any liens, mechanic's liens or any rights to payment or warranties or to enforce payment or warranties in connection with work performed for the Division or goods delivered to the Division on or prior to the Closing Date, and any and all claims to insurance proceeds due or to become due under any Seller's applicable insurance policies in connection with any Assumed Liabilities.

                  1.1.11. Other Assets. All other tangible or intangible properties and assets that are carried on the books of the Division that are owned or held by Sellers wherever located and that are used primarily in the Business as of the Closing, whether or not of a type falling within any of the categories of assets or properties described in Subsections 1.1.1 to 1.1.10, other than the Excluded Assets.

         1.2. Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, and with the exception of any rights of the Purchaser with respect to any transition services provided by Sellers, the following properties, assets and rights (the "Excluded Assets") will not be included in the Assets:

                  1.2.1. Ordinary Course of Business Dispositions; ProCare/CVS Transaction. All of the properties and assets which shall have been transferred or disposed of by Sellers or any Affiliate of Sellers prior to the Closing in the ordinary course of business without violation of this Agreement, or which are being sold to ProCare Pharmacy, Inc. or its affiliates pursuant to an Asset Purchase Agreement dated July 3, 2000.

                  1.2.2. Cash. All cash or cash equivalents of Sellers on hand, in lock boxes in financial institutions or elsewhere.

                  1.2.3. Nonassignable Permits. Any Permits that are incapable of being Transferred with or without the consent, approval, novation or waiver of a third person or entity (including without limitation of a Governmental Agency), if the Transfer or attempted Transfer of such would constitute a breach of such Permit or a violation of any Law (as hereinafter defined) and if such consent, approval, novation or waiver is not obtained, including, without limitation, the Permits listed or described on Schedule 1.2.3.

                  1.2.4. Rights Under This Agreement. All consideration received and rights of Sellers under this Agreement and other agreements between the parties entered into in connection with the transactions contemplated hereby.

                  1.2.5. Minute Books and Stock Ledger. The corporate minute books and stock ledger records of Sellers.

                  1.2.6. Accounts Receivable. Any right, title and interest of Sellers in and to any accounts and other receivables related to the Business, to the extent attributable to invoices sent or goods shipped or services performed prior to the close of business on the day prior to the Closing Date.

                  1.2.7. Employee Benefit Plans. All Employee Benefit Plans (as hereinafter defined), including, without limitation, all assets held pursuant to such Employee Benefit Plans.

                  1.2.8. Prepaid Expenses. Any prepaid expenses.

                  1.2.9. Inter- or Intra-Company Receivables. Any receivables related to any transactions between or among the Sellers.

         1.3. Conveyance. Subject to the provisions of Article 6 and Section 9.2, at the Closing Sellers will Transfer to Purchaser good and marketable title to the Assets, in each case free and clear of any Liens other than Permitted Liens (each as hereinafter defined).

                               2. PURCHASE PRICE

         2.1. Closing Payment. In consideration of the Transfer of the Assets and the other undertakings of Sellers hereunder, (i) Purchaser will pay to Sellers at Closing $6,250,000 U.S. Dollars, plus the amount of the Estimated Purchase Price Increase or less the amount of the Estimated Purchase Price Reduction (each as hereinafter defined), as the case may be (the "Purchase Price") and (ii) Purchaser will assume the Assumed Liabilities.

         2.2. Purchase Price Adjustment.

                  (a) Not later than 5:00 p.m. Nashville time on September 18, 2000, the parties shall agree on the approximate amount of the Purchase Price Increase (as hereinafter defined) or the Purchase
         Price Reduction (as hereinafter defined), as the case may be. Such estimated amount is hereinafter referred to as the "Estimated
         Purchase Price Increase" or the "Estimated Purchase Price Reduction," as the case may be. If Purchaser and Sellers are unable to reach an agreement regarding the Estimated Purchase Price Increase or Reduction, as the case may be, Purchaser and Sellers agree that the Closing shall nevertheless occur and that Purchaser shall pay to Seller an amount equal to $6,250,000 U.S. Dollars, plus the amount of the Purchase Price Increase estimated by Purchaser or less the amount of the Purchase Price Reduction estimated by Purchaser, as the case may be, and Purchaser shall place in escrow an amount of money equal to the difference between the amount estimated by Sellers and the amount estimated by Purchaser (which deposit shall constitute partial payment of the Purchase Price).

                  (b) As promptly as practical following the Closing Date, Sellers will provide to Purchaser a schedule (the "Preliminary
         Purchase Price Adjustment Schedule") setting forth the following valuations as of the close of business on the day prior to the Closing
         Date: (i) the total collections by the Division with respect to services not yet performed or products not yet delivered by the Division (the "Pre-Billed Amounts"); (ii) the revenue attributable to customer contracts with respect to which invoices have not been sent (the "Work-in-Process Amount"); (iii) the pro rata share of the amounts previously paid by Sellers with respect to real property taxes and assessments, leases with respect to leased real and personal property, utilities, service and maintenance contracts and other contracts included in the Assets, to the extent that the same relate to periods after the Closing Date and any security deposits with respect to leased property (the "Apportioned Amounts"); (iv) the estimated amount of the accounts payable of the Division as of the close of business on the day prior to the Closing Date (the "Retained A/P Amount"); and (v) the estimated net book value of the Inventory on hand as of the close of business on the day prior to the Closing Date calculated in accordance with the procedures set forth in Schedule 2.2(b) (the "Inventory Valuation"). The excess, if any, of (i) the sum of the Pre-Billed Amounts, the Retained A/P Amount, the fee payable to Purchaser pursuant to Section 3.1 of that certain Accounts Receivable and Payable Management Agreement ($175,000) (the "Upfront Collection Fee") and the amount attributable to unpaid software license fees ($82,500)
         (the "License Fee Amount") over (ii) the sum of the Work-in-Process Amount, the Apportioned Amounts and the Inventory Valuation shall constitute a "Purchase Price Reduction." The excess, if any, of (i) the sum of the Work-in-Process Amount, the Apportioned Amounts and the Inventory Valuation over (ii) the sum of the Pre-Billed Amount, the Retained A/P Amount, the Upfront Collection Fee and the License
         Fee Amount shall constitute a "Purchase Price Increase."

                  (c) Sellers shall deliver the Preliminary Purchase Price Adjustment Schedule to Purchasers as promptly as practical after Closing. Purchaser shall have 20 calendar days following receipt of the Preliminary Purchase Price Adjustment Schedule during which to notify Sellers of any dispute of any item contained in the Preliminary Purchase Price Adjustment Schedule, which notice shall set forth in reasonable detail the basis for such dispute. During such 20-day period, the Sellers shall give the Purchaser and its accountants access on reasonable notice to all books, records, personnel and work papers of the Sellers that relate to the preparation of the Preliminary Purchase Price Adjustment Schedule. If the
         Purchaser does not notify the Sellers of any dispute within such 20 calendar-day period, the Preliminary Purchase Price Adjustment
         Schedule shall be deemed to be the "Final Purchase Price Adjustment Schedule". The Purchaser and the Sellers shall cooperate in good faith to resolve any dispute as promptly as possible, and upon such resolution, the Final Purchase Price Adjustment Schedule shall be prepared in accordance with the agreement of the Purchaser and the Sellers. If the Purchaser and the Sellers are unable to resolve any dispute regarding the Preliminary Purchase Price Adjustment Schedule within 15 calendar days (or such longer period as the Purchaser and the Sellers shall mutually agree in writing) of notice of a dispute, the Purchaser and the Sellers shall engage a mutually agreeable "Big
         5" accounting firm, other than Ernst & Young LLP (the "Arbitrator") to determine the Final Purchase Price Adjustment Schedule and such determination shall be final and binding on the parties. If the parties are unable to agree upon an accounting firm to serve as the Arbitrator, a representative of Ernst & Young LLP selected by Purchaser and a representative of the Sellers' independent accounting firm selected by Sellers shall select a "Big 5" accounting firm
         (other than themselves) to be such Arbitrator. The Arbitrator shall use commercially reasonable efforts to complete its work within 30 calendar days of its engagement. The expenses of the Arbitrator shall be shared equally by Purchaser and Sellers.

                  (d) Within five business days after the determination of the Final Purchase Price Adjustment Schedule, and absent any dispute regarding the Estimated Purchase Price Increase or Reduction, as the case may be, Purchaser shall pay Sellers an amount equal to (x) the amount by which the Purchase Price Increase as set forth on the Final Purchase Price Adjustment Schedule exceeds the Estimated Purchase Price Increase or (y) the amount by which the Estimated Purchase Price Reduction exceeds the Purchase Price Reduction set forth on the Final Purchase Price Adjustment Schedule, or Sellers shall pay Purchaser an amount equal to (x) the amount by which the Estimated Purchase Price Increase exceeds the Purchase Price Increase shown on the Final Purchase Price Adjustment Schedule or (y) the amount by which the Purchase Price Reduction as set forth on the Final
         Purchase Price Adjustment Schedule exceeds the Estimated Purchase Price Reduction. In the event a dispute regarding the Estimated Purchase Price results in a deposit of funds into escrow, then within five (5) business days after the determination of the Final Purchase Price Adjustment Schedule, the Purchaser or the Sellers shall pay the other the amount determined as follows:

                  (A) (i) if the Purchase Price Increase set forth on the Final Purchase Price Adjustment Schedule exceeds the amount estimated by Purchaser; (ii) if the amount of the Purchase Price Reduction estimated by Purchaser exceeds the amount of the Purchase Price Reduction set forth on the Final Purchase Price Adjustment Schedule; or (iii) if Purchaser estimated a Purchase Price Reduction and the Final Purchase Price Adjustment Schedule sets forth a Purchase Price Increase, Purchaser shall pay Sellers (which payment may be made in whole or in part by the disbursement of the amount placed in escrow to Sellers, with any remainder being returned to Purchaser) an amount equal to the excess of (x) the Purchase Price Increase set forth on the Final Purchase Price Adjustment Schedule over the amount of the Purchase Price Increase or Purchase Price Reduction, as the case may be, estimated by Purchaser or (y) the Purchase Price Reduction estimated by Seller over the Purchase Price Reduction set forth on the Final Purchase Price Adjustment Schedule; or

                  (B) (i) if the Purchase Price Reduction set forth on the Final Purchase Price Adjustment Schedule exceeds the amount estimated by Purchaser; (ii) if the Purchase Price Increase estimated by Purchaser exceeds the Purchase Price Increase set forth on the Final Purchase Price Adjustment Schedule; or (iii) if Purchaser estimated a Purchase Price Increase and the Final Purchase Price Adjustment Schedule sets forth a Purchase Price Reduction, the amount placed in escrow shall be paid to Purchaser and Sellers shall pay Purchaser an amount equal to the excess of (x) the Purchase Price Reduction set forth on the Final Purchase Price Adjustment Schedule over the amount of the Purchase Price Increase or Reduction, as the case may be, estimated by Purchaser or (y) the Purchase Price Increase set forth on the Final Purchase Price Adjustment Schedule; and

                  (C) Interest on the amount placed in escrow shall be disbursed to Purchaser or Sellers in proportion to the respective amounts disbursed to them.

         2.3. Method of Payment. All payments from one party to another under this Agreement shall be made by wire transfer of immediately available federal funds to an account designated in writing by the person or entity to receive such payment at least two business days prior to the applicable payment date.

         2.4. Allocation. For purposes of determining both Purchaser's basis in the Assets and Sellers' gain or loss with respect to the transactions contemplated by this Agreement pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and the Treasury Regulations promulgated thereunder, certain of the Assets will be valued in accordance with Schedule 2.4. Purchaser and Sellers will use such values (subject to such changes as may be hereafter agreed to by Purchaser and Sellers in writing) in preparing and filing their respective Forms 8594 with the Internal Revenue Service with respect to the transactions contemplated by this Agreement.

                          3. ASSUMPTION OF LIABILITIES

         3.1. Assumed Liabilities. As partial consideration for the purchase of the Assets, Purchaser shall assume as of the Closing Date the following liabilities of the Sellers to the extent arising on or after the Closing Date:
(i) all obligations of Sellers pursuant to the real property leases listed on
Schedule 1.1.1 to the extent that the same are disclosed on the face of such real property lease or otherwise disclosed to Purchaser in writing at the time of the execution of this Agreement; (ii) all obligations of Sellers pursuant to the Contracts to the extent that the same are disclosed on the face thereof or otherwise disclosed to Purchaser in writing at the time of the execution of this Agreement, including, without limitation, the obligation of the applicable Seller to pay all amounts unpaid on the Closing Date with respect to the sorter equipment recently installed in the Division's Franklin, Tennessee headquarters;
(iii) all obligations of Sellers pursuant to the Permits to the extent disclosed to Purchaser in writing at the time of the execution of this Agreement; (iv) all obligations of Sellers pursuant to any customer proposals outstanding on the Closing Date to the extent that the same are disclosed on the face thereof or otherwise disclosed to Purchaser in writing at the time of the execution of this Agreement; (v) the obligations of BBC with respect to the Division set forth in the Transition Support Agreement, by and between BBC and ProCare Pharmacy, Inc.; and (vi) the obligations of Sellers to pay license fees with respect to Sellers' unlicensed use of the software products named on Schedule 3.1 prior to the Closing Date (collectively, the "Assumed Liabilities"). Except to the extent specified in the previous sentence, Purchaser shall not assume any liability or obligation of Sellers whatsoever, and Sellers shall retain responsibility for all liabilities and obligations accrued or incurred prior to the close of business on the day prior to the Closing Date, whether known or unknown, and all liabilities and obligations arising from Sellers' operation of the Business prior to the close of business on the day prior to the Closing Date, whether or not accrued or whether or not disclosed. Sellers agree to pay and settle all of such liabilities and obligations (other than the Assumed Liabilities) in a timely manner

         3.2. Purchaser's Obligations. Purchaser hereby assumes and agrees to pay, discharge or perform, as appropriate, when due, the Assumed Liabilities. Purchaser shall also be responsible for any claim, loss, liability, damage, cost or expense which arises out of the conduct of the Business by Purchaser on or subsequent to the Closing Date.

         3.3. Excluded Liabilities. Except for the Assumed Liabilities, in no event shall Purchaser assume, agree to pay, satisfy or discharge or otherwise have any responsibility for any liabilities or obligations of Sellers, and Assumed Liabilities shall not include any liabilities or obligations in respect of the following: (i) for accrued salary, severance pay, paid time off, officers' incentive sales bonuses, any other bonuses and the like related to employee compensation for any period or portion of a period prior to the Closing Date; (ii) for Taxes (as hereinafter defined) of Sellers or any prior owner of the Business of any kind or for any period; (iii) any liability or obligation of Sellers whatsoever which accrued at any time prior to the Closing Date, whether or not such liability or obligation arises prior or subsequent to the Closing Date, including, without limitation, any distributions payable, debt or notes payable (including, without limitation, bank overdrafts), insurance related liabilities (whether known or unknown), including workers' compensation claims (asserted or unasserted, whether or not reported and whether or not reserved for, and including liability for the payment of deductible amounts), and litigation or claims (including, without limitation, EEOC and employment practices claims); (iv) any liability or obligation of Sellers relating to or arising from Sellers' breach of, default under or failure to comply with, at any time prior to the Closing Date, whether or not such liability or obligation arises prior or subsequent to the Closing Date, any Assumed Liability or Sellers' failure in a timely manner to pay or perform any other liability or obligation which accrued at any time prior to the Closing Date, whether or not such liability or obligation arises prior to or subsequent to the Closing Date;
(v) any liability or obligation of Sellers (whether or not such liability or obligation arises prior to or subsequent to the Closing Date) arising solely out of or with respect to any third party or governmental claim pending on the Closing Date or thereafter initiated based on or arising out of the operation of the Business prior to the Closing Date, including, without limitation, any liability or obligation of Sellers relating to any investigation by any governmental agency of any of the Division's facilities or operations that is pending on the Closing Date; (vi) any liability or obligation of Sellers relating to the breach of any Law (including, without limitation, Environmental Laws (as hereinafter defined) and labor laws); (vii) any liability or obligation of Sellers under or relating to any Employee Benefit Plan (including, without limitation, any employment agreements outstanding with Sellers), whether or not such liability or obligation arises prior to or subsequent to the Closing Date;
(viii) any liability or obligation of Sellers arising out of or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and any fees and expenses of counsel, accountants, brokers, financial advisors or other experts of Sellers; and (ix) except for the Assumed Liabilities, any other claim, loss, liability, obligation, damage, cost or expense of Sellers.

         3.4. Breach of Representations. Subject to Article 8, nothing in
Section 3.1 shall limit Purchaser's right to indemnification for the breach by Sellers of any of its representations and warranties contained herein.

         3.5. Insurance. With respect to any loss, liability or damage relating to, resulting from or arising out of the conduct of the Business of Sellers prior to the Closing Date for which Purchaser may be liable pursuant to Section
3.1 and for which Sellers would be entitled to assert, or cause any other person or entity to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of Sellers ("Insurance"), at the request of Purchaser, Sellers will use reasonable efforts to assert, or to assist Purchaser to assert, one or more claims under such

Insurance covering such loss, liability or damage, provided that all of Sellers' or any of Sellers' Affiliates' costs and expenses incurred with respect to third parties in connection with the foregoing are promptly reimbursed by Purchaser. Notwithstanding Section 3.1, Sellers will be deemed, solely for the purpose of asserting claims for Insurance pursuant to the immediately preceding sentence, to have retained liability for such loss, liability or damage to the extent of the policy limits of the applicable policy of Insurance.

                       4. REPRESENTATIONS AND WARRANTIES

         4.1. Representations and Warranties of Sellers. Sellers, jointly and severally, represent and warrant to Purchaser as follows:

                  4.1.1. Corporate Organization. Schedule 4.1.1 sets forth a complete and accurate list for Sellers of their respective names and jurisdictions of organization. Each Seller is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the State of its organization and has all requisite corporate power and authority and all Permits necessary to own, lease or otherwise hold the Assets and to carry on the Business as presently conducted. Insofar as is related to the Business, each Seller is duly licensed and qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction listed in Schedule 4.1.1.

                  4.1.2. Authorization and Effect of Agreement. Sellers have all requisite power and authority to execute and deliver this Agreement and all of the other agreements, certificates and other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby (the "Ancillary Documents") to which each is or will be a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Sellers of this Agreement and the Ancillary Documents to which each is or will be a party and the consummation by Sellers of the transactions contemplated hereby and thereby to be consummated by the Sellers have been duly authorized by all necessary corporate action on the part of Sellers, including, without limitation, all requisite approval by the stockholders of the Sellers pursuant to the Articles of Incorporation or By-Laws or other organizational documents of Sellers or otherwise. This Agreement and the Ancillary Documents to which each Seller is or will be a party have been or will be, as the case may be, duly executed and delivered by each Seller and constitute or will constitute, as the case may be, valid and binding obligations of Sellers, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar Laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies (whether applied in a proceeding at law or equity).

                  4.1.3. No Restrictions Against Sale of the Assets. The execution and delivery by the Sellers of this Agreement and the Ancillary Documents to which each Seller is or will be a party do not, and the performance by each Seller of the transactions contemplated hereby and thereby to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, any provision of the organizational documents of any Seller or any Contract, Permit or Law applicable to the Division, the Business or the Assets, or give rise to any right by any third party to terminate or accelerate the performance or payment under any Contract, other than any such conflicts, violations, defaults or rights (i) which are listed or described on
Schedule 4.1.3 or (ii) which individually or in the aggregate do not have a material adverse effect on the business, financial condition or results of operations of the Business. Except as listed or described on Schedule 4.1.3, no material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Agency is required to be obtained or made by or with respect to any Seller in connection with the execution and delivery by the Sellers of this Agreement or the Ancillary Documents to which each Seller is or will be a party or the consummation by it of the transactions contemplated hereby and thereby to be consummated by the Sellers.

                  4.1.4. Financial Statements. Attached hereto as Schedule 4.1.4 are true and complete copies of the unaudited financial statements of the Division, consisting of: (i) the pro forma balance sheet of the Division together with the related statement of income of the Division for the fiscal year ended September 30, 1999 and (ii) the pro forma statement of income of the Division for the period ended on August 31, 2000 (collectively, the "Financial Statements.") The Financial Statements referred to above are correct and complete, in all material respects, and present fairly, in all material respects, the financial position of the Business and the results of its operations as of and for the periods indicated, subject to year-end audit adjustments which are solely of a normal, recurring and immaterial nature. The Financial Statements are based on the books and records of the Business, which have been kept, and such Financial Statements have been prepared, in accordance with generally accepted accounting principles ("GAAP"), consistently applied. The monthly pro forma financial statements for the Division for each month in the period of January through July, 2000 provided to Purchaser were prepared on a basis consistent with the Financial Statements.

                  4.1.5. No Material Adverse Change Relating to the Business. Except as described on Schedule 4.1.5, since August 31, 2000, the Business has been conducted in the ordinary course and Sellers have not (a) suffered, individually or in the aggregate, any material adverse change in the business, financial condition or results of operations of the Business; (b) suffered any damage, destruction or casualty loss which individually or in the aggregate materially and adversely affects the business, financial condition or results of operations of the Business; (c) incurred or discharged any material obligation or liability except in the ordinary course of business; or (d) entered into any material transaction or made any material expenditures or commitments not in the ordinary course of its business consistent with past practice except as specified in or contemplated by other sections of this Agreement.

                  4.1.6. Compliance with Laws. Except as listed or described on
Schedule 4.1.6, the Business is not being conducted in violation of, and none of Sellers nor any of Sellers' Affiliates has received any notice of any current violation of, any applicable Law, other than violations which do not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Business.

                  4.1.7. Assets used in the Business. Except for the Excluded Assets, the Assets constitute all of the material assets and properties used primarily in the conduct of the Business as presently conducted. Except for the Excluded Assets, there are no assets or properties used in the conduct of the Business as presently conducted which, individually or in the aggregate, are material to the conduct of the Business, or necessary for its operation, or customarily used in the Business, and are not included in the Assets. Except for the Excluded Assets and except as set forth on Schedule 4.1.7, the Assets include all assets and properties reflected in any account set forth on the Schedule of Balance Sheet Accounts and all assets and properties from which any income of the Business was derived, other than assets and properties disposed of by Sellers or any Affiliate of Sellers since August 31, 2000, in the ordinary course of business without violation of this Agreement, including Section 5.6.

                  4.1.8. Assets other than Real Property. Sellers have good and marketable title to the Assets free and clear of all mortgages, liens, security interests, imperfections of title or other encumbrances (collectively, "Liens"), except for (a) Liens that are listed or described on Schedule 4.1.8, (b) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business and (c) Liens for real estate taxes, assessments and other similar governmental charges which are not currently due and payable or which may thereafter be paid without penalty or which are being contested in good faith. The Liens referred to in clauses (b) and (c) of the exception in the immediately preceding sentence are hereinafter referred to as "Permitted Liens". Except as set forth on Schedule 4.1.8, all Tangible Personal Property is in good operating condition, having been maintained in accordance with the practices followed by comparable businesses, and is reasonably adequate for the operation of the Business as presently conducted, normal wear and tear excepted.

                  4.1.9. Real Property. Except for the Leased Real Property, Sellers do not own any fee or leasehold or other interests in any real property used in the conduct of the Business or necessary for the continued conduct of the Business as presently conducted. Schedule 1.1.1 lists the present lessor and lessee under each lease of the Leased Real Property. The condition of the Leased Real Property is such that it will not materially adversely affect the operations of the Business on or from such Leased Real Property. All of the improvements on land intended to be included in the Assets are in good operating condition, having been maintained in accordance with the practices followed by comparable businesses, in view of the purpose for which such improvements are being used, free of any material structural or engineering defects known to Sellers, normal wear and tear excepted.

                  4.1.10. Insurance. Schedule 4.1.10 sets forth a list and description, including policy numbers, names and addresses of insurers and expiration dates, of all material policies of fire, liability and other forms of insurance in effect as of the date hereof maintained by Sellers or any of Sellers' Affiliates with respect to the Business or the Assets (all of which (or similar policies) will be maintained in effect until the Closing). All such policies are in full force and effect and all premiums due and payable in respect thereof have been paid. Since the respective dates of such policies, no notice of cancellation or non-renewal with respect to any such policy has been received by Sellers. Schedule 4.1.10 sets forth a list of all pending claims and the status as of the date of this Agreement of all deductibles with respect to all such policies as of the date of this Agreement, and loss runs since January 1, 1999, with respect to such policies. No insurance coverage or insurance policy, or any interest therein, relating to the Business or the Assets will be conveyed by Sellers to Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

                  4.1.11. Intellectual Property.

                        (a) There are no material United States and foreign patents, trademarks, trade names, service marks, copyrights or applications therefor (hereinafter the "Patent and Trademark Rights") owned by Sellers and used primarily in the Business. To the knowledge of Sellers, the Business as now conducted does not conflict with and has not been alleged to conflict with any patents, trademarks, trade names, service marks or copyrights of others.

                        (b) Schedules 1.1.7A and 1.1.7B set forth a complete and correct list of (i) all computer software programs that are proprietary to Sellers (the "Proprietary Software") and used primarily in the Business;
      (ii) all computer software programs licensed to Sellers that are material to the conduct of the Business (other than "off-the-shelf" software licensed to Sellers) (the "Licensed Software" and together with the Proprietary Software, collectively, the "Software"); (iii) all agreements relating to Licensed Software; and (iv) all agreements relating to the use by third parties of any Software. Sellers own or possess valid license rights to all Licensed Software. There are no infringement suits, actions or proceedings pending or, to the knowledge of Sellers, threatened against Sellers with respect to any Software. To the knowledge of the Sellers, there are no infringement suits, actions or proceedings pending or threatened against the owner of any Licensed Software. Sellers' license, sublicense, agreement or permission covering the Licensed Software is (i) legal, valid, binding and enforceable and is in full force and effect and
      (ii) has not been breached by any Sellers or, to the knowledge of the Sellers, the third-party. Subject to receipt of any consents described in
      Section 4.1.3 that are applicable to the Licensed Software, the consummation of the transactions contemplated hereby will not result in the loss or impairment of Sellers' right to use any Licensed Software that is material to the operations of the Business following the Closing.

                  4.1.12. Litigation; Decrees. Except as listed or described on
Schedule 4.1.12, there are no lawsuits, claims, administrative or other proceedings and investigations pending or, to the knowledge of Sellers, threatened by, against or affecting Sellers or any of Sellers' Affiliates, arising out of or relating to the conduct of the Business or otherwise which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Business. Sellers are not aware of any facts or circumstances that could be reasonably expected to give rise to any such suits, claims, investigations or proceedings. Except as set forth on Schedule 4.1.12, no Seller is in default under any judgment, order or decree to which any Seller is a party, or that, to Sellers' knowledge, is applicable to the conduct of the Business or the Assets. There is no material condemnation proceeding pending or, to the knowledge of Sellers, threatened against any of the Real Property.

                  4.1.13. Contract Rights. Except as listed or described on
Schedule 1.1.1, 4.1.13, or 4.1.14, no Seller is a party to or bound by any Contract relating to the Business that is of a type described below:

            (a) Any written employment or consulting Contract (other than an Employee Benefit Plan (as hereinafter defined)) with an Employee that is not terminable at will by a Seller and that will require aggregate future payments in excess of $50,000 in the case of any one Contract or $100,000 in the aggregate for all Contracts of such type;

            (b) Any collective bargaining or other Contract with any labor union;

            (c) Any Contract for capital expenditures or the acquisition, construction or modification of fixed assets which requires aggregate future payments of $50,000 or more in the case of any one Contract or $100,000 or more in the aggregate for all Contracts of such type;

            (d) Any Contract (other than a Contract of the type referred to in clause (a) or (c) of this Section 4.1.13) (i) for the purchase of Inventory or (ii) for the purchase, maintenance or acquisition of materials, supplies, merchandise, equipment or other property or services (including consulting services) that, in the case of clause (ii), is not terminable at will and requires aggregate future payments or expenses in excess of $100,000;

            (e) Any Contract for the sale of Inventory to customers and/or the provision of services to customers in connection with the Business (i) entered into in the ordinary course and for an amount of $50,000 or more,
      (ii) not entered into in the ordinary course of business or (iii) which is for a term of 12 months or more;

            (f) Any purchase order not terminable at will by a Seller and requiring aggregate future payments of $50,000 or more;

            (g) Any service contract not terminable at will by a Seller and for an amount of $50,000 or more;

            (h) Any Contract relating to clean-up, abatement or other actions in connection with the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

            (i) Any Contract not terminable at will by a Seller and granting to any person a right at such person's option to purchase or acquire any asset or property of the Business (or any interest therein) with a value in excess of $50,000 in the case of any one Contract or $100,000 in the aggregate for all Contracts of such type;

            (j) Any license or royalty Contract providing for aggregate future payments in excess of $50,000 in the case of any one Contract or $100,000 in the aggregate for all Contracts of such type;

            (k) Any Contract with any independent contractor or other agent having a remaining term in excess of one year and which by its terms is not terminable without penalty on 90 calendar days' or less notice;

            (l) Any lease under which a Seller (i) is a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (ii) is a lessor of, or makes available for use by any third party, any tangible personal property owned by a Seller, in either such case which lease requires aggregate annual payments in excess of $100,000;

            (m) Any Contract with any manufacturer, supplier or customer with respect to discounts or allowances or extended payment terms, except for Sellers' standard discount terms;

            (n) Any Contract that would restrict the Purchaser from conducting the Business;

            (o) Any Contract giving any party the right to renegotiate prices or require a reduction in prices or the repayment of any amount previously paid and involving potential payments in excess of $50,000 in the case of any one Contract or $100,000 in the aggregate for all such Contracts; and

            (p) Any other Contract which involves future payment or performance valued at $100,000 or more.

         True and complete copies of all the Contracts required to be listed on
Schedule 4.1.13 or any other Schedule hereto (including, without limitation, Schedules 1.1.1 and 4.1.14) have been furnished or made available to Purchaser. Except as set forth on Schedule 1.1.1 or 4.1.13, (i) Sellers and (to the knowledge of Sellers) the other parties thereto, have performed in all material respects all obligations required to be performed by them to date under the Contracts (including without limitation those listed on Schedule 1.1.1, Schedule
4.1.13 or on any other Schedule hereto) and are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except for such failures to perform, breaches and defaults which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on the business, financial condition or results of operations of the Business, and (ii) all Contracts required to be listed on Schedule 4.1.13 or on any other Schedule hereto (including, without limitation, Schedule 1.1.1) are valid, in full force and effect and enforceable in accordance with their respective terms, except where the failure thereof does not individually or in the aggregate have a material adverse effect on the business, financial condition or results of operations of the Business.

        4.1.14. Employee Contracts, Union Agreements and Benefit Plans.

            (a) Except as set forth on Schedule 4.1.14(a), there are no material Employee Benefit Plans (as hereinafter defined) that cover current or former employees or independent contractors of the Division. Except as described on Schedule 4.1.14(a), the transactions contemplated by this Agreement will not result in any additional or accelerated payments to, or increase the vested interest of, any current or former officer, employee or director of the Division or their dependents under any Employee Benefit Plan. Except as set forth on Schedule 4.1.14(a), all of the Employee Benefit Plans that cover current or former employees of the Division are currently in effect. All Employee Benefit Plans that cover current or former employees of the Division and that are welfare plans providing or offering benefits to retirees or are retirement plans intended to be qualified under Section 401(a) of the Code are identified as such on Schedule 4.1.14(a). Sellers do not and Sellers' "ERISA Affiliates" (as hereinafter defined) do not maintain, contribute to, or participate in, or have within the past six months contributed to, or participated in a multiemployer plan within the meaning of "ERISA" (as hereinafter defined) Section 4001(a)(3). No fact exists that could subject Purchaser to any liability after the Closing under Title IV of ERISA in connection with an Employee Benefit Plan. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "Employee Benefit Plans" means any plans, programs, agreements, arrangements, commitments, policies or understandings of any kind that provide compensation, remuneration or benefits of any kind or description whatsoever (whether current or deferred and whether paid in cash or in kind) in any way, including all employment, consulting or collective bargaining contracts, and deferred compensation, pension (as defined in Section 3(2) of ERISA), multiemployer (as defined in Section 3(37)(A) of ERISA), profit sharing, thrift, stock ownership, severance, stock appreciation rights, bonus, stock option, stock purchase or other nonqualified or compensation commitments, arrangements or plans, including all welfare plans (as defined in Section 3(1) of ERISA), of or pertaining to the present or former officers, directors, independent contractors or employees (including retirees), or their dependents, of Sellers and any ERISA Affiliate or any predecessors in interest thereto, that are currently in effect or as to which any Sellers, or any ERISA Affiliate, has any ongoing liability or obligation whatsoever. "ERISA Affiliate" means each trade or business (whether or not incorporated) that together with the Sellers is treated as a single employer pursuant to Sections 414(b),(c),(m) or (o) of the Code.

            (b) Each Employee Benefit Plan intended to be qualified under
      Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the IRS and, to the knowledge of Sellers, has been maintained in compliance in all material respects with its terms and continues to satisfy the requirements for such qualification.

            (c) To the knowledge of Sellers, no action, suit, proceeding, hearing or investigation with respect to the administration or investment of assets of any Employee Benefit Plan intended to be qualified under
      Section 401(a) of the Code that covers employees of the Division (other than routine claims for benefits) is pending or threatened, and no, to the knowledge of Sellers, audit or investigation by any domestic or foreign governmental or law enforcement agency is pending or has been proposed with respect to any Employee Benefit Plan that covers employees of the Division.

         4.1.15. Labor Relations.

            (a) Except as set forth on Schedule 4.1.15, (i) the employees of the Business have not been and are not represented by a labor organization which was either National Labor Relations Board ("NLRB") certified or voluntarily recognized; (ii) no Seller has been and is not a signatory to a collective bargaining agreement with any labor organization that relates in any way to the Business; (iii) no representation election petition has been filed by employees of the Business or is pending with the NLRB and, to Sellers' knowledge, no union organizing campaign involving employees of the Business has occurred or is in progress; (iv) no NLRB unfair labor practice claims relating to the Business have been filed and/or are presently pending against any Seller or any labor organization representing the employees of the Business; (v) no grievance or arbitration demand, whether or not filed pursuant to a collective bargaining agreement, is pending against any Seller with respect to the employees of the Business; (vi) to Sellers' knowledge, no hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of the Business has occurred or is in progress; (vii) no breach of contract and/or denial of fair representation claim relating to the Business is pending against any Seller and/or any labor organization representing the employees of the Business; (viii) no claim for unpaid wages or overtime or for child labor or record keeping violations is pending under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act or Service Contract Act or any other federal, state, local or foreign law, regulation or ordinance with respect to the Business; (ix) no discrimination and/or retaliation claim has been filed or is pending against any Seller under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act ("FMLA"), the Fair Labor Standards Act, ERISA or any other federal law or any comparable state fair employment practices act or foreign law regulating discrimination in the workplace with respect to the Business; (x) if any Seller is a federal or state contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show cause notice, conciliation proceeding, sanctions or debarment proceeding has been filed or is pending with Office of Federal Contract Compliance Programs or any other federal agency or any comparable state or foreign agency or court and no desk audit or on-site review is in progress with respect to the Business; (xi) no citation has been issued or threatened by the Occupational Safety and Health Administration ("OSHA") against any Seller with respect to the Business and no notice of contest or OSHA administrative enforcement proceeding involving any Seller has been filed since January 1, 1999, or is pending with respect to the Business; (xii) no workers' compensation or retaliation claim has been filed or is pending against any Seller with respect to the Business;
      (xiii) to Sellers' knowledge, no group of the Division's employees has any plans to terminate his or its employment; (xiv) no citation of the Sellers has occurred since January 1, 1999, and no enforcement proceeding has been initiated, threatened, or is pending under Federal or foreign immigration law; and (xv) except for the transactions contemplated by this Agreement, no Seller has taken any action that would constitute a "mass layoff" or "plant closing" within the meaning of the Worker Adjustment and Retraining Notification Act (the "WARN Act") or otherwise trigger notice requirements or liability under any local or state plant closing notice law. Each Seller is in compliance with respect to the Division in all material respects with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice.

            (b) Sellers have made all filings required by the Occupational Safety and Health Act, Executive Order 11246 and other similar federal, state and local laws, regulations and orders, including all filings with the Equal Employment Opportunity Commission and any other filings relating to affirmative action or similar programs with respect to the Business. Sellers have previously delivered or made available to Purchaser all material reports and filings made or filed by them with respect to such matters.

         4.1.16. Divisional Personnel. Schedule 4.1.16 sets forth the names, locations of service, salary or rate of pay and classification of all personnel employed with respect to the Business as of the date of this Agreement. Schedule
4.1.16 sets forth the date and amount of the last salary or rate of pay increase for each such person whose 1999 annual compensation exceeded $25,000. No Seller has received a claim from any Governmental Agency to the effect that such Seller has improperly classified as an independent contractor any person listed on
Schedule 4.1.16, or any similarly situated person.

         4.1.17. No Undisclosed Liabilities. No Seller and no Affiliate of Seller has any liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise) in respect of the Assets or the Business except (i) a liability which is fully reflected as a liability or reserved for in an account included on the Financial Statements at August 31, 2000, to the extent required by generally accepted accounting principles, (ii) a liability which has been incurred in the ordinary course of business consistent with past practice and without violation of this Agreement, since August 31, 2000, and
(iii) a liability which is disclosed in a Schedule hereto. The terms "liability," "obligation" and "commitment" as used in this Section 4.1.17 shall have the meanings accorded to them by generally accepted accounting principles.

         4.1.18.  Environmental Protection.

                  (a) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Environmental Laws" means federal, state and local statutes, ordinances, regulations and codes, and other applicable Laws relating to pollution, protection of the environment, public health and safety, or pharmacy practice as amended or reauthorized, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.); the Controlled Substances Act, as amended (21 U.S.C. ss. 801 et seq.); the Controlled Substances Import and Export Act (21 U.S.C. ss. 951 et seq.) and any applicable state pharmacy practice laws; and the Federal Food, Drug and Cosmetic Act (21 U.S.C. ss. 301 et seq.) and any equivalent state laws.

                  "Hazardous Substances" means, without limitation, any
            explosive or radioactive material, asbestos, wastewater and sludges derived from wastewater, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous waste, toxic or hazardous substances or related materials, or any controlled substances, as defined in the Environmental Laws.

                  (b) Except as set forth on Schedule 4.1.18(b):

                        (i) Sellers are in compliance in all material respects
                  with all applicable Environmental Laws with respect to the properties, assets (including the Assets) and operations comprising the Business.

                        (ii) Sellers have obtained and adhered, in all material
                  respects, to all permits and other approvals, necessary to conduct the Business as presently conducted and to store, dispose of and otherwise handle Hazardous Substances and, to Sellers' knowledge have reported, to the extent required by Environmental Laws, all past and present sites owned, leased or operated by them where Hazardous Substances have been treated, stored or disposed.

                        (iii) Except in accordance with applicable Environmental
                  Laws: (i) no Hazardous Substance has been released (as that term is defined in the applicable Environmental Laws) by Sellers at or on any of the property owned, leased or operated by Sellers in the Business during the period in which Sellers have owned, leased or operated such property, and (ii) to the knowledge of Sellers, no Hazardous Substance has ever been released at or on any of the property owned, leased or operated in the Business by Sellers.

                        (iv) Sellers have not received any written notice, claim
                  or request for information relating to any on-site or off-site locations to which any of them has transported Hazardous Substances or arranged for the transportation of Hazardous Substances, alleging that any of them is liable for any clean-up cost, remedial work, damage to natural resources or personal injury.

                        (v) There is no claim for violation of any Environmental
                  Law pending or, to the knowledge of Sellers, threatened against Sellers with respect to the Business.

                        (vi) Sellers have made available to Purchaser accurate
                  and complete copies of all documents in their possession or under their control pertaining to all of the matters described in paragraphs (i) through (v) of this Section 4.1.18(b), including all environmental audits or assessments prepared by and for Sellers or, to Sellers' knowledge, any governmental authority or any third party (including any financial institution).

         4.1.19. Tax Matters.

            (a) For purposes of this Agreement, "Taxes" shall mean all taxes (including any taxes attributable to any Seller ceasing to be a member of an affiliated group as defined in Section 1504(a) of the Code), assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including federal, state, city, county, foreign or other income, franchise, capital stock, real property, personal property, tangible, withholding, FICA, unemployment compensation, disability, transfer, sales, use, excise, gross receipts and all other taxes of any kind for which Sellers may have any liability imposed by the United States or any state, county, city, country or foreign government or subdivision or agency thereof, whether disputed or not.

            (b) Except as otherwise disclosed on Schedule 4.1.19(b), (i) all returns, including estimated returns and reports of every kind, with respect to income and franchise Taxes to the extent imposed on Sellers with respect to the Business, which are due to have been filed in accordance with any applicable law, have been duly filed or extensions have been duly granted therefor, (ii) all income and franchise Taxes, deposits or other payments for which Sellers may have any liability through the Effective Date with respect to the Business, have been paid in full or are accrued as liabilities for such Taxes on the books and records of Sellers (excluding any part of such accrual established to reflect timing differences between book and tax income); (iii) the amounts so paid on or before the Effective Date, together with any amounts accrued as liabilities for income and franchise Taxes (whether accrued as currently payable or deferred Taxes but excluding any part of any such accrual established to reflect timing differences between book and tax income) on the books of Sellers with respect to the Business will be adequate to satisfy all liabilities for such Taxes of Sellers through the Effective Date, including such Taxes accruable upon income earned through the Effective Date; (iv) there are not now any extensions of time in effect with respect to the dates on which any returns or reports of income and franchise Taxes with respect to the Business were or are due to be filed;
      (v) all deficiencies asserted as a result of any examination of any return or report of income and franchise Taxes with respect to the Business have been paid in full, accrued on the books of Sellers or finally settled, and no issue has been raised in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; (vi) no claims have been asserted and, to the knowledge of Sellers, no proposals or deficiencies for any income or franchise Taxes with respect to the Business are being asserted, proposed or threatened, and no audit or investigation of any return or report of such Taxes is currently underway, pending or, to the knowledge of Sellers, threatened; (vii) to the knowledge of Sellers, no claims have been asserted and no proposals or deficiencies for any Taxes other than income or franchise Taxes with respect to the Business are being asserted, proposed or threatened, and no audit or investigation of any return or report of such Taxes is currently underway, pending or threatened; (viii) there are no outstanding waivers or agreements by Sellers for the extension of time for the assessment of income or franchise Taxes with respect to the Business or deficiency thereof; (ix) there are no Liens for income or franchise Taxes with respect to the Business upon the Assets, except such Liens for current such Taxes not yet due, nor are there any such Liens which, to the knowledge of Sellers, are pending or threatened; and (x) to the knowledge of Sellers, there are no Liens for Taxes other than income and franchise taxes with respect to the Business, except for current Liens for such Taxes not yet due, nor are there any such Liens which are pending or threatened.

         4.1.20. Brokers' and Finders' Fees. Other than the engagement of Merrill Lynch & Co., no Seller nor anyone acting on behalf of any Seller, has done anything to cause or incur any liability to any party for any brokers' or finders' fees or the like in connection with this Agreement or any transaction contemplated hereby.

         4.1.21. Licenses and Permits. Schedule 4.1.21 contains a true and complete list of all material notifications, licenses, permits (including, without limitation, environmental, construction, operation, pharmacy, and controlled substance permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations, and applications therefor (collectively, the "Licenses") necessary to the conduct of the Business or the lack of which would individually or in the aggregate have a material adverse effect on the business, financial condition or results of operations of the Business. The Sellers own or possess all Licenses that are necessary to enable the Division to carry on the Business as presently conducted. All such Licenses are valid, binding, and in full force and effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect any such License (subject to the receipt of any consent necessary). Sellers have taken all necessary action to maintain each such License, except where the failure to so act is not likely to have a material adverse effect. No loss or expiration of any such License is pending or reasonably foreseeable (other than expiration upon the end of any term) or, threatened.

         4.1.22. Books and Records. All the books, records and accounts included in the Assets are in all material respects true and complete, are maintained in all material respects in accordance with all Laws applicable to the Business, and accurately present and reflect in all material respects the transactions of the Business and the dispositions of the assets of the Business.

         4.1.23. [Intentionally omitted.]

         4.1.24. Major Suppliers and Customers. Schedule 4.1.24 sets forth a list of each supplier of goods or services to, and each customer of, the Division to whom Sellers paid or billed in the aggregate more than $50,000 during the 12-month period ended August 31, 2000, together with, in each case, the amount paid or billed during such period. Except as set forth on Schedule 4.1.24, no Seller has suffered any change in its relationship with any of such suppliers or customers which could reasonably be expected to have a material adverse effect on the revenues projected for such customer during Sellers' fiscal year 2000 as set forth on Schedule 4.1.24. Except as set forth on
Schedule 4.1.24, no Seller has knowledge that the consummation of the transactions contemplated hereunder will have any adverse effect on its business relationship with any such customer, which, if such adverse effect occurred, could reasonably be expected to result in the loss of $50,000 or more of revenues from such customer during the 12-month period following the Closing Date. Except as set forth on Schedule 4.1.24, none of the officers or directors of any Seller, nor, to any Sellers' knowledge, any Related Person (as hereinafter defined), has any material financial interest in any supplier or customer of the Division. "Related Person" means, with respect to any director or officer of any Seller, a lineal ancestor or descendant of such director or officer, the spouse of such director or officer and any entity, partnership or joint venture in which such director or officer, or any of the other persons referred to in this sentence, owns 10% or more of the equity interests.

         4.1.25. Inventory. All Inventory reflected on the balance sheet of the Business as of August 31, 2000 was acquired and has been maintained in the ordinary course of business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable, or saleable within six months in the ordinary course of business; is valued at the lower of cost or market on a weighted average basis and otherwise in accordance with GAAP and consistent with past practices; and is not subject to any material write-down or write-off for which an appropriate reserve was not included in the balance sheet of the Business as of August 31, 2000. Except as described on Schedule 4.1.25 hereto, no Seller is under any liability or obligation with respect to the return of inventory in the possession of its customers. Except as listed and described on Schedule 4.1.25 hereto, no Seller has any obsolete or slow-moving inventory used in connection with the Business (i.e., inventory which, based upon the historical sales rate of such items could not reasonably be expected to be sold within six (6) months) or inventory which is not fit for the purpose for which it is intended to be used. Since August 31, 2000, no inventory item of any Seller used in connection with the Business has been sold or disposed of except in the ordinary course of business.

         4.1.26. Pharmaceutical Regulation. Except as set forth on Schedule 4.1.26, with respect to the Division:

            (a) The Sellers possess currently valid registrations, licenses and other permits from the DEA, relevant state boards of pharmacy, and any other relevant agencies to receive, store, and dispense pharmaceutical products, including pharmaceutical products regulated as controlled substances (collectively, the "Pharmaceutical Products"), at and from the Division's facilities.

            (b) The Sellers have provided or made available to the Purchaser all Form FDA-483, Establishment Inspection Reports, or other regulatory agency forms, reports or correspondence received during the last five years describing inspectional observations by the Food and Drug Administration ("FDA"), DEA, relevant state boards of pharmacy, and any other agencies related to the Division's pharmacy activities.

            (c) The Sellers have provided or made available to the Purchaser all responses to documents identified in paragraph (b) submitted to FDA, DEA, relevant state boards of pharmacy, or any other agencies related to the Division's pharmacy activities during the last five years.

            (d) The Sellers have provided or made available to the Purchaser all warning letters, letters of admonition, other regulatory letters, notices of violation, notices of hearing or adverse findings received by such Company during the last five years identifying potential violations of, or deviations from laws or regulations administered by

      FDA, DEA, state boards of pharmacy, or any other agencies related to the Division's pharmacy activities.

            (e) The Sellers have provided or made available to the Purchasers all responses to documents identified in paragraph (d) submitted to FDA, DEA, relevant state boards of pharmacy, or any other agencies related to the Division's pharmacy activities during the last five years.

            (f) The Sellers perform internal regulatory compliance audits on a regular basis with respect to the Division and have implemented any corrective actions recommended by such reports, except to the extent that the failure to implement such corrective actions would not have a material adverse effect on the operations of the Business.

            (g) The Sellers have had one or more regulatory audits by an outside auditor with respect to the Division during the last five years and have provided or made available to the Purchaser any written information regarding these audits.

            (h) The Sellers are in compliance with FDA, DEA, relevant state board of pharmacy, and other agency regulations related to the Division's pharmacy activities, including, but not limited to, requirements for the receipt, security, inventory, and dispensing of pharmaceutical products and recordkeeping and reporting requirements.

            (i) The Sellers have signed, up-to-date, written policies that reflect the actual FDA, DEA, and state regulatory compliance procedures with respect to the Division.

            (j) The Sellers have no knowledge of any acts that furnish a reasonable basis for a warning letter or other regulatory letter, other adverse regulatory communication or action, or civil or criminal investigation or action.

      4.2. Representations, Warranties And Certain Covenants of Purchaser. Purchaser represents and warrants to and covenants with Sellers as follows:

         4.2.1. Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all requisite corporate power and authority and possesses all material Permits necessary to own, lease or otherwise hold its properties and assets and to carry on its business as presently being conducted. Purchaser has all requisite corporate power and authority (i) to purchase, own, hold or lease the Assets it is purchasing, (ii) to assume, pay and satisfy the Assumed Liabilities and (iii) to carry on the Business upon the consummation of the transactions contemplated hereby. Purchaser will, at or before the Closing, deliver to Sellers complete and correct copies of (i) Purchaser's Charter and all amendments thereto (certified by the Secretary or Assistant Secretary of Purchaser) and (ii) its By-Laws and all amendments thereto (certified by the Secretary or an Assistant Secretary of Purchaser).

         4.2.2. Authorization And Effect Of Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Ancillary Documents to which it is or will be a party and the consummation by Purchaser of the transactions contemplated hereby and thereby to be consummated by it have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the Ancillary Documents to which Purchaser is or will be a party have been or will be, as the case may be, duly executed and delivered by Purchaser and constitute valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar Laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies (whether applied in a proceeding in equity or at law).

         4.2.3. No Restrictions Against Purchase Of The Assets. Except as set forth in Schedule 4.2.3, the execution and delivery by Purchaser of this Agreement and the Ancillary Documents to which Purchaser is or will be a party do not, and the performance by Purchaser of the transactions contemplated hereby and thereby to be performed by it will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, any provision of the Charter or By-Laws of Purchaser or any Contract, Permit or Law applicable to Purchaser or its assets, other than any such conflicts, violations or defaults which individually or in the aggregate do not have a material adverse effect on the business, financial condition or results of operations of Purchaser. Except as set forth in Schedule 4.2.3, no material consent, approval order or authorization of, or registration, declaration or filing with, any Governmental Agency is required to be obtained or made by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation by it or the transactions contemplated hereby and thereby to be consummated by it.

         4.2.4. Brokers' and Finders' Fees. Neither Purchaser, nor anyone acting on behalf of Purchaser, has done anything to cause or incur any liability to any party for any brokers' or finders' fees or the like in connection with this Agreement or any transaction contemplated hereby.

                                  5. COVENANTS

      5.1. Employees.

            (a) Purchaser shall offer employment, commencing as of the Closing Date, on an at will basis, to all employees of the Business who are actively employed, or are on an approved leave of absence, on the Closing Date (the "Employees") at the same rate of base compensation and at a comparable job title with the Business as in effect immediately prior to the Closing Date. Each such Employee who accepts such offer of employment is hereinafter referred to as a "Hired Employee." All Hired Employees shall be eligible to participate in the employee benefit plans, programs and policies, and fringe benefits of Purchaser on the same basis (after application of paragraph (c) below) as such plans, programs, policies and benefits are offered to similarly situated employees of Purchaser.

            (b) Sellers shall release all Employees as of the Closing Date to accept employment by Purchaser as provided under paragraph (a) above. Sellers shall pay such Employees all amounts due them with respect to earned and accrued salaries, wages and bonuses to the extent attributable to service with Sellers prior to the Closing Date. Sellers shall also pay each Employee his or her Accrued Paid Time Off, if any. "Accrued Paid Time Off" means for such purpose all accrued unused vacation, holiday, sick and personal time of an Employee as of the Closing Date, determined in accordance with Sellers' paid-time off policy.

            (c) Purchaser shall credit all Hired Employees for all service with Sellers prior to the Closing Date for purposes of eligibility under all employee benefit plans, programs and policies, and fringe benefits of Purchaser and for purposes of vesting in the Purchaser's pension plan (as defined in Section 3(2) of ERISA), subject to the applicable pension plan break-in-services rules under the Code and ERISA. Purchaser shall pay Hired Employees all amounts due them with respect salaries, wages and bonuses (under any bonus plan adopted by Purchaser with respect to the Hired Employees) to the extent attributable to service with Purchaser on and after the Closing Date.

            (d) Sellers shall be responsible for the payment of severance pay, if any, pursuant to any applicable employee related contract, agreement, plan or policy, attributable to the termination of any Employee.

            (e) Sellers shall provide the Purchaser with all services and compensation information for periods prior to the Closing Date for employees of the Business who are hired by the Purchaser that is necessary or appropriate for Purchaser to cover such employees under Purchaser's employee benefit plans.

      5.2. Transfer Taxes. Any real property transfer or gains taxes, recording fees or any other taxes payable as a result of the sale of the Assets or any other action contemplated by this Agreement will be paid by Purchaser. Purchaser and Sellers will cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transfer of the Assets that are required or permitted to be filed on or before the Closing. Except as provided above, (a) Purchaser will pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including, the fees, costs and expenses of its financial advisors, accountants and counsel and (b) Sellers will pay the fees, costs and expenses of Sellers incurred in connection with this Agreement and the transactions contemplated by this Agreement, including, the fees, costs and expenses of Sellers' financial advisors, accountants and counsel.

      5.3. Press Release. On the Closing Date, the Purchaser and the Seller shall be permitted to release a mutually agreed upon press release with respect to the consummation of the transactions contemplated by this Agreement.

      5.4. Pharmacy Licenses. Sellers agree to use their commercially reasonable efforts to aid the Purchaser in obtaining all authorizations, consents, orders and approvals of Government Agencies after the Closing Date and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Agency against the Purchaser with respect to such necessary government consents after the Closing Date.

                             6. CLOSING DELIVERIES

      6.1. Deliveries of Sellers. Sellers shall deliver all of the following documents at Closing:

         6.1.1. Transfer Documents. Sellers shall have delivered to Purchaser the bills of sale, assignments, deeds and other instruments of transfer (the "Transfer Documents") in substantially the form set forth in Schedule 6.1.1, relating to the Assets, which (as to the Leased Real Property and the leases relating thereto) shall be in recordable form to the extent that recordation thereof is necessary or desirable, in Purchaser's judgment, to effect the Transfer of such Assets, Transferring to Purchaser good and marketable title to the Assets, in each case free of any Liens other than Permitted Liens.

         6.1.2. Certificates. Sellers shall have delivered certified evidence of corporate actions taken in connection with the execution, delivery and performance by Sellers of this Agreement and the Ancillary Documents to which Sellers are a party and an incumbency certificate of each Seller.

         6.1.3. Consents Under Key Agreements. Sellers shall have delivered all consents, approvals, novations, authorizations, exemptions or waivers from parties to the Contracts listed on Schedule 6.1.3 (collectively, the "Key Agreements") to the extent required for the consummation of the transactions contemplated hereunder without any violation or breach thereof or default, termination or acceleration occurring thereunder.

         6.1.4. Power of Attorney. The Sellers shall have delivered to the Purchaser a power of attorney substantially in the form attached hereto as
Schedule 6.1.4.

         6.1.5. Termination Statements. Sellers shall have delivered to Purchaser UCC-3 Termination Statements, or other appropriate instruments of termination, in form and substance satisfactory to Purchaser, with respect to each UCC financing statement or other lien or encumbrance referred to on
Schedule 6.1.5.

         6.1.6. Employment Agreements. Messrs. Trey Hartman, Grant Bryson and Larry Brown shall have entered into employment agreements in favor of Purchaser in substantially the forms set forth in Schedules 6.1.6(a), (b) and (c).

         6.1.7. Non-Competition Agreements. The Sellers and the Affiliates of Sellers named therein shall have entered into noncompetition agreements in favor of Purchaser in substantially the form set forth in Schedule 6.1.7.

         6.1.8. Accounts Receivable Collection Agreement. The Purchaser and Sellers shall have entered into the agreement with respect to the collection by Purchaser of Sellers' accounts receivable and payment by Purchaser, on behalf of Sellers, of their accounts payable (the "Accounts Receivable and Payable Management Agreement") substantially in the form set forth in Schedule 6.1.8.

         6.1.9. Transition Services Agreement. The Purchaser and Sellers shall have entered into an agreement with respect to the provision of certain transition services by Sellers to Purchaser (the "Transition Services Agreement") substantially in the form set forth in Schedule 6.1.9.

         6.1.10. BBC Guaranty. Sellers shall deliver to Purchaser a guaranty from BBC, the parent corporation of the Sellers guaranteeing all obligations of the Sellers pursuant to this Agreement (the "BBC Guaranty"), substantially in the form set forth on Schedule 6.1.10.

      6.2. Deliveries of Purchaser. Purchaser shall deliver all of the following documents at Closing:

         6.2.1. Instruments Of Assumption. There shall have been delivered to Sellers by Purchaser the instruments of assumption (the "Assumption Instruments"), in substantially the form set forth in Schedule 6.2.1.

         6.2.2. Purchase Price. Purchaser shall have delivered to Sellers the Purchase Price, in the manner specified in Section 2.3 and all other payments required by Section 2.

         6.2.3. Certificates. Sellers shall have received certified evidence of corporate actions taken in connection with the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Documents to which Purchaser is or will be a party and an incumbency certificate of Purchaser.

         6.2.4. Prime Vendor Contract. The Purchaser and the Sellers shall enter into a prime vendor contract substantially in the form set forth in Schedule 6.2.4.

         6.2.5. ASG Guaranty. Purchaser shall deliver to Seller a guaranty from ASG, the parent corporation of the Purchaser, guaranteeing all obligations of the Purchaser pursuant to this Agreement (the "ASG Guaranty"), substantially in the form set forth on Schedule 6.2.5.

                                 7. THE CLOSING

      7.1. The Closing. The consummation of the purchase and sale of the Assets and the assumption of the Assumed Liabilities contemplated hereby (the "Closing") will take place on September 20, 2000, or such other date (but not later than September 29, 2000) and time as the parties may mutually agree (the "Closing Date"). The Closing shall be effective as of 12:01 a.m. Nashville time on the Closing Date. The Closing will take place at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York 10036-4003.

                        8. SURVIVAL AND INDEMNIFICATION

      8.1. Survival.

         8.1.1. Survival of Representations And Warranties. Each of the representations and warranties contained herein or in any Ancillary Document (except as otherwise specifically provided in such Ancillary Document) will survive and remain in full force and effect until March 31, 2002, except for (i) representations and warranties made in Sections 4.1.14 [Employee Contracts, Union Agreements and Benefit Plans]; 4.1.15 [Labor Relations]; 4.1.18 [Environmental Protection]; and 4.1.19 [Tax Matters]; which shall remain in effect for the applicable statute of limitations period and (ii) the Excluded Representations (as hereinafter defined), which shall survive the Closing and remain in effect indefinitely. The term "Excluded Representations" shall mean and include the representations and warranties of Sellers made in Sections 4.1.1 [Corporate Organization]; 4.1.2 [Authorization and Effect of Agreement]; 4.1.3 [No Restrictions Against Sale of the Assets]; and 4.1.21 [Brokers' and Finders' Fees].

         8.1.2. Survival of Covenants. Unless a specified period is set forth in this Agreement (in which event such specified period will control), all covenants contained in this Agreement will survive the Closing and remain in effect indefinitely.

      8.2. Limitations On Indemnification; Right of Offset.

         8.2.1. With Respect To Certain Representations And Warranties. No Indemnitee (as hereinafter defined) will be entitled to make a claim against an Indemnifying Party (as hereinafter defined) pursuant to Section 8.3.1 or 8.3.2 unless and until the aggregate amount of claims which may be asserted for Indemnifiable Losses (as hereinafter defined) pursuant to such Sections exceeds $100,000, and in the event the Indemnifiable Losses exceed $100,000, Purchaser shall be entitled to indemnification from Sellers of all Indemnifiable Losses; provided, however, that the foregoing limitation shall not apply to (i) claims made with respect to the Excluded Representations; (ii) claims by Purchaser related to Sellers' breach of its covenant set forth in the third sentence of
Section 3.1; (iii) claims by Sellers related to Purchaser's breach of its covenant set forth in Section 3.2; or (iv) claims asserted pursuant to clauses
(iii), (iv) or (vi) of Section 8.3.1.

         8.2.2. With Respect To Sellers' Obligations. Notwithstanding any other provision of this Agreement, the indemnification obligations of Sellers under
Section 8.3.1(i), other than indemnification obligations arising by reason of Sellers' breach of its covenant set forth in the third sentence of Section 3.1, shall not exceed the Purchase Price in the aggregate; provided, however, that such limitation on Sellers' liability shall not apply to Indemnifiable Losses (as hereinafter defined) resulting from Sellers' fraud or willful breach.

      8.3. Indemnification.

         8.3.1. Indemnification By Sellers. Subject to Sections 8.1, 8.2 and 8.4, Sellers will, jointly and severally, indemnify, defend and hold harmless Purchaser, its Affiliates and their respective directors, officers, employees, agents and representatives from and against any and all claims, demands or suits (by any person or entity, including without limitation any

Governmental Agency), losses, liabilities, actual or punitive damages, fines, penalties, obligations, payments, costs and expenses, paid or incurred, whether or not relating to, resulting from or arising out of any Third Party Claim (as hereinafter defined), including without limitation the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, remediation, settlements and compromises relating thereto and reasonable fees and expenses of attorneys and other experts in connection therewith (individually and collectively, "Indemnifiable Losses") relating to, resulting from or arising out of any of the following: (i) the inaccuracy as of the Closing of any of the representations or warranties of Sellers contained in this Agreement or any Ancillary Document; (ii) any breach by Sellers of any covenant of Sellers contained in this Agreement or in any Ancillary Document;
(iii) any liability associated with a violation of the WARN Act which occurs as a result of the transactions contemplated by this Agreement; (iv) any liability or obligation associated with any investigation by any governmental agency of any of the Division's facilities or operations that is pending on the Closing Date; (v) any liability other than an Assumed Liability, including, without limitation, Sellers' failure or alleged failure to pay or satisfy any liability for which it is responsible hereunder other than an Assumed Liability; and (vi) any liability, cost or expense incurred by Purchaser with respect to any Lien imposed on the Assets with respect to Taxes of Sellers or any prior owner of the Business of any kind or for any period.

         8.3.2. Indemnification By Purchaser. Subject to Sections 8.1, 8.2 and 8.4, Purchaser will indemnify, defend and hold harmless Sellers, each of Sellers' Affiliates and their respective directors, officers, employees, agents and representatives from and against any and all Indemnifiable Losses relating to, resulting from or arising out of any of the following: (i) the inaccuracy as of the Closing of any of the representations or warranties of Purchaser contained in this Agreement or any Ancillary Document; (ii) any breach by Purchaser of any covenant of Purchaser contained in this Agreement or in any Ancillary Document; (iii) any Assumed Liability, including, without limitation, Purchaser's failure or alleged failure to pay or satisfy any Assumed Liability; and (iv) any liability or obligation relating to the Business incurred after the Closing.

         8.3.3. Cumulative Rights. The rights of Purchaser under each of the clauses of Section 8.3.1 and the rights of Sellers under each of the clauses of
Section 8.3.2 are not mutually exclusive.

         8.3.4. Indemnity Payment; Indemnitee; Indemnifying Party. For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Section 8.3, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, and (iii) "Indemnifying Party" means any person or entity that may be required to provide indemnification under this Agreement.

      8.4. Defense of Claims.

         8.4.1. Third Party Claims.

            (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity that is not a party to this Agreement or an Affiliate of such a party (a "Third Party Claim") against such

      Indemnitee, against which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event in sufficient time to permit the Indemnifying Party to defend against the Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee no later than 30 calendar days after receipt of the above-described notice of such Third Party Claim, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense. If the Indemnifying Party elects to assume the defense, the Indemnitee will have the right to participate in the defense of any Third Party Claim assisted by counsel of its own choosing and at its expense, provided that, if the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnitee and the Indemnifying Party proposes that the same counsel represent both the Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnifying Party, if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them that are material. If the Indemnitee has not received written notice within such 30 calendar day period that the Indemnifying Party has elected to assume the defense of such Third Party Claim, the Indemnitee may, at its option, elect to settle or assume such defense, assisted by counsel of its own choosing, and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Indemnifiable Losses paid or incurred in connection therewith.

            (b) If, within the 30 calendar days set forth above, an Indemnitee receives written notice from an Indemnifying Party that such Indemnifying Party has elected to assume the defense of any Third Party Claim as provided in Section 8.4.1(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof (except as provided in paragraph (a) above); provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may, at its option, elect to settle or assume its own defense, assisted by counsel of its own choosing, and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Indemnifiable Losses paid or incurred in connection therewith.

            (c) Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnitee. Without the prior written consent of the Indemnitee, which will not be unreasonably withheld, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder or is not in fact indemnified therefor. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnitee of a release from all liability in respect of such claim. The Indemnifying Party shall not be entitled to control, and the Indemnitee shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against the Indemnitee which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnitee (and the cost of such defense shall constitute an amount for which the Indemnitee is entitled to indemnification hereunder). Except under the circumstances described above in this paragraph (c), the Indemnifying Party shall have the right to control the defense and settlement of any claims the defense of which it has assumed in accordance with this Section 8.4.1.

         8.4.2. Direct Claims. Any claim by an Indemnitee for indemnification other than indemnification against a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of 30 calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under this Article VIII.

         8.4.3. Failure to Give Timely Notice. A failure to give timely notice as provided in this Section 8.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially prejudiced as a result of such failure.

         8.4.4. Subrogation. If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith, will promptly be repaid by the Indemnitee to the Indemnifying Party. The Indemnifying Party will, to the extent of any Indemnity made by it, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment relates. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights.

         8.4.5. Payment. With regard to Third Party Claims for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party promptly upon (i) the entry of a judgment against the Indemnitee and the expiration of any applicable appeal period or (ii) the entry of an unappealable judgment or final appellate decision against the Indemnitee. Notwithstanding the foregoing, provided that there is no dispute as to whether

Indemnitee is entitled to indemnification hereunder, expenses of the Indemnitee for which the Indemnifying Party is responsible shall be reimbursed on a current basis by the Indemnifying Party.

         8.4.6. Limitation on the Scope of Indemnification. Notwithstanding anything to the contrary set forth in this Section 8, no Indemnitee shall be entitled to indemnification with respect to punitive damages, except in the case of fraud or willful misconduct of the Indemnifying Party.

                        9. OTHER POST-CLOSING COVENANTS

      9.1. General Post-Closing Matters.

         9.1.1. Post-Closing Notifications. Purchaser and Sellers will, and will cause their respective Affiliates to, comply with any applicable post-Closing notification or other requirements of any Law of any Governmental Agency having jurisdiction over the Business.

      9.1.2. Access.

            (a) On the Closing Date or as soon thereafter as practicable, but in no event later than 15 calendar days after the Closing Date, Sellers will deliver or cause to be delivered to Purchaser all original agreements, documents, books, records and files in the possession of Sellers and their Affiliates relating to the Business or the Assets (collectively, "Records"), or any other asset or property included in the Assets, to the extent not then located on the Leased Real Property, subject to the following exception: Purchaser recognizes that certain Records may contain only incidental information relating to the Business or may primarily relate to Sellers or the businesses of Sellers other than the Business or may be required by Law to be retained by Sellers and that Sellers and their Affiliates may retain such Records and instead deliver copies of the Records required to be retained by Law and appropriately excised copies of the other Records.

            (b) After the Closing, upon reasonable notice given in accordance with this Agreement, Purchaser and Sellers will give, or cause to be given, to the representatives, employees, counsel and accountants of the other access, during normal business hours, to Records relating to periods prior to the Closing, and will permit such persons to examine and copy such Records to the extent reasonably requested by the other party in connection with the preparation of Tax and financial reporting matters (including without limitation any return or report relating to state or local real property transfer or gains taxes), audits, legal proceedings, governmental investigations and other business purposes; provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business, violate the terms of any Contract to which it is a party or to which it has released any of its proprietary, confidential or classified information. Purchaser will use reasonable efforts to ensure that such information and assistance can be provided to Sellers in the event that Purchaser disposes of any portion of the Business.

         9.1.3. Guarantees, Etc. Schedule 9.1.3 sets forth a list of guarantees, letters of credits and other agreements guaranteeing or securing liabilities and obligations relating to the Business under which Sellers or any of their Affiliates have any liability and which constitute Assumed Liabilities (collectively, the "Sellers' Guarantees"). Purchaser will cooperate with Sellers (each Party acting at its own expense) to obtain and have issued replacements for each of the Sellers' Guarantees and to obtain any amendments, novations, releases, waivers, consents or approvals necessary to release Sellers and each of their Affiliates from all liability thereunder, in each case as promptly as practicable.

         9.1.4. Rights of Endorsement. After the Closing Date, Purchaser shall have the right and authority to endorse, without recourse, the name of Sellers on any check or any other evidence of indebtedness received by Purchaser on account of any Assets transferred by Sellers pursuant hereto, and Sellers shall deliver to Purchaser at the Closing letters of instruction sufficient to permit Purchaser to deposit such checks or other evidence of indebtedness in bank accounts in the name of Purchaser. In addition, any payment received by Sellers or any of its Affiliates in respect of the Assets shall be remitted to Purchaser within 15 days of receipt by Sellers and any payment received by Purchaser in respect of Excluded Assets shall be remitted to Sellers within 15 days of receipt by Purchaser.

      9.2. Nonassignable Contracts.

         9.2.1. Nonassignability. Without limiting the generality or effect of any provision of Articles 6, 8 or 9, to the extent that any Contract or lease with respect to Leased Real Property to be Transferred pursuant to the terms of
Section 1.1.4 is not capable of being Transferred without the consent, approval, novation or waiver (collectively, the "Consents") of a third person or entity (including without limitation a Governmental Agency), or if such Transfer or attempted Transfer would constitute a breach thereof or a violation of any Law, nothing in this Agreement will constitute a Transfer or an attempted Transfer thereof.

         9.2.2. Sellers To Use Reasonable Efforts. Notwithstanding anything contained in this Agreement to the contrary, but without limiting the generality or effect of Articles 6, 8 or 9, Sellers will not be obligated to Transfer to Purchaser any of its rights and obligations in and to any of the Contracts or leases referred to in Section 9.2.1 without first having obtained all of the Consents necessary for such Transfers.

         9.2.3. If Waivers Or Consents Cannot Be Obtained. To the extent that the Consents referred to in Section 9.2.2 are not obtained by Sellers, Sellers will, during the one-year period commencing with the Closing Date or such longer period as Purchaser may desire (but, as to any particular Contract or lease, not longer than the term thereof), (a) use reasonable efforts, with costs and expenses of Sellers related thereto (other than the obligations of Sellers under the Contract required to be paid by Purchaser pursuant to Section 9.2.4) to be borne by Sellers, to provide to Purchaser the benefits (and the burdens) of any Contract or lease to the extent relating to the Business, (b) cooperate in any reasonable and lawful arrangement designed to provide such benefits (and burdens) to Purchaser, without incurring any obligation to any other person or entity other than to provide such benefits to Purchaser, and (c) enforce, at the request of Purchaser, for the account of Purchaser, any rights of Sellers arising from any such Contract or lease (including without limitation the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser). Purchaser agrees to cooperate with Sellers in connection with the foregoing. At the end of such one-year period (or such longer period as Purchaser may desire), Sellers will have no further obligations hereunder with respect to any such Contract or lease and the failure to obtain any necessary Consent with respect thereto will not be a breach of this Agreement; provided that nothing contained in this Section 9.2 shall affect the liability of Sellers, if any, pursuant to this Agreement if it has failed to disclose the need for such Consent or to use its reasonable efforts in accordance with the provisions hereof to obtain such Consent.

         9.2.4. Obligation of Purchaser To Perform. Provided (and for so long as) Sellers obtain the benefits of such Contract or lease for Purchaser, Purchaser will perform the obligations of Sellers under or in connection with any Contract or lease referred to in Section 9.2 (to the extent permitted thereunder) for the benefit of the other party or parties thereto.

         9.2.5. Certain Fees and Expenses. Notwithstanding anything to the contrary set forth in this Agreement, Sellers shall reimburse Purchaser for one-half of any amount required to be paid by Purchaser to the lessor of the Hanover, Maryland facility as a condition to the lessor's consent to the assignment of the lease of such facility to the Purchaser

                          10. MISCELLANEOUS PROVISIONS

      10.1. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when sent by facsimile (confirmed in writing by mail simultaneously dispatched) if sent on a business day and otherwise on the next business day or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below or three business days after having been deposited in the United States mail, if sent by certified or registered mail, return receipt requested, postage prepaid:

                        (a) If to Purchaser, to:

                            America Service Group Inc.
                            105 Westpark Drive
                            Suite 300
                            Brentwood, Tennessee 37027
                            Facsimile No.: 615-376-1309
                            Attention: Jean Byassee
                                       General Counsel

                            with a copy to:

                            King & Spalding
                            191 Peachtree Street
                            Atlanta, Georgia 30303-1763
                            Facsimile No.: 404-572-5100
                            Attention: Philip A. Theodore, Esq.

                        (b) If to Sellers to:

                            Stadtlanders Pharmacy
                            Bergen Brunswig Corporation
                            600 Penn Center Boulevard
                            Pittsburgh, Pennsylvania 15235-5810
                            Attention: Steve Collis
                            Facsimile No.: 412-825-8419

                            with a copy to:

                            Lowenstein Sandler PC
                            65 Livingston Avenue
                            Roseland, New Jersey 07068
                            Facsimile No.: 973-597-2399
                            Attention: Laura R. Kuntz, Esq.

or to such other address or addresses as any party may from time to time designate as to itself by like notice.

         10.2. Expenses. Except as otherwise expressly provided herein, whether or not a Closing shall occur, the parties shall each bear its own expenses incurred in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Documents or incident to the Transfer of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement, including without limitation all expenses required in connection with the delivery of the Transfer Documents provided for in Section 6.1.2 and the Assumption Instruments provided for in Section 6.2.2, and all expenses required to comply with the procedures required by Section 9.1.

         10.3. Successors And Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other parties, except that Purchaser may assign all of its rights hereunder to any Affiliate of Purchaser that is a direct or indirect wholly owned subsidiary of ASG, Purchaser's parent corporation; provided, however, that such assignment shall not relieve Purchaser of any of its obligations or liabilities hereunder or ASG of any of its obligations or liabilities under its guaranty of Purchaser's obligations hereunder. Notwithstanding anything herein to the contrary, in the event that Purchaser Transfers the Business, Purchaser may assign to the transferee all or any rights which Purchaser may have with respect to Sellers' covenants which are contained herein or in any Ancillary Document and are to be performed by Sellers after the Closing; provided, however, that such assignment shall not relieve Purchaser of any of its obligations or liabilities hereunder or ASG of any of its obligations or liabilities under its guaranty of Purchaser's obligations hereunder; and provided, further, however, that such transferee shall agree in writing to assume Purchaser's obligations hereunder and under any such Ancillary Document.

         10.4. Waiver. Purchaser and Sellers, by written notice to the other, may (a) extend the time for performance of any of the obligations or other actions of the other under this



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


Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any Ancillary Documents, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that no such party may, without the prior written consent of such other party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its own obligations, representations, warranties, conditions or covenants hereunder and provided, further, however, that the Closing shall be deemed to constitute the waiver by the Purchaser and Sellers of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement, which waiver shall be without prejudice to the right of Purchaser or Sellers to assert a claim against the other for any Indemnifiable Loss. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, covenants or agreements contained in this Agreement. No waiver of any breach will operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

      10.5. Entire Agreement. This Agreement (together with the Schedules and Exhibits hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by Purchaser or Sellers (or by any director, officer or representative thereof) relating to the matters contemplated hereby, other than the Confidentiality Agreement (which will survive the execution, delivery and/or termination of this Agreement unless and until the Closing occurs). This Agreement (together with the Confidentiality Agreement, dated July 17, 2000, by and between BBC and ASG, and the Exhibits and Schedules hereto) constitute the entire agreement by and among such parties and their Affiliates except as expressly set forth herein.

      10.6. Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements, as may mutually be determined by the parties hereto.

      10.7. Rights Of The Parties. Except as expressly provided in Sections 8.3,
11.3 and 11.9, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

      10.8. Further Assurances.

            (a) After the Closing, Sellers will from time to time, at Purchaser's request and without further cost to Purchaser, execute and deliver to Purchaser such other instruments of conveyance and transfer and take such other action as Purchaser may reasonably request so as more effectively to transfer the Assets to Purchaser free of Liens other than Permitted Liens. In the event that Sellers fail to execute any such document or take any such action, Sellers hereby appoint Purchaser as their lawful attorney-in-fact for purposes of executing such documents and taking such actions. This appointment is irrevocable and coupled with an interest.

            (b) After the Closing, Purchaser will from time to time, at Sellers' request and without further cost to Sellers, execute and deliver to Sellers such other instruments of assumption and take such other action as Sellers may reasonably request so as more effectively to assume the Assumed Liabilities.

      10.9. Bulk Sales. Purchaser waives compliance by Sellers with the provisions of the so-called bulk sales Law of any jurisdiction, if applicable. Without limiting the generality of Section 8.3.1 but subject to Article 8, Sellers will, jointly and severally, indemnify and hold harmless Purchaser and its Affiliates, directors, officers, employees, agents and representatives from and against any Indemnifiable Losses relating to, resulting from or arising out of any non-compliance by Sellers with any applicable bulk sales Law.

      10.10. Transfer. Purchaser and Sellers will cooperate and take such action as may be reasonably requested by the other in order to effect an orderly transfer of the Assets and the Business with a minimum of disruption to the operations and employees of the Business and of the other businesses of Sellers.

      10.11. Governing Law. The validity, performance and enforcement of this Agreement and all Ancillary Documents, unless expressly provided to the contrary, shall be governed by the Laws of the State of Tennessee, without giving effect to the principles of conflicts of law thereof, except that with respect to matters regarding the transfer of right, title to and interest in any Contract or Permit, the Laws governing such Contract or Permit shall govern, without giving effect to the principles of conflicts of law thereof.

      10.12. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      10.13. Titles And Headings. Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      10.14. Certain Interpretive Matters And Definitions.

            (a) Unless the context otherwise requires, (i) all references to Sections, Articles, Exhibits or Schedules are to the Sections, Articles, Exhibits or Schedules of or to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) "or" is disjunctive and (iv) words in the singular include the plural and vice versa.

            (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof.

            (c) As used in this Agreement, (i) the term "Subsidiary" has the meaning given to that term in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act"); (ii) the term "Affiliate" has the meaning given to the term in Rule 405 under the Securities Act, and will include without limitation any Subsidiary; (iii) the term "Governmental Agency" means the United States or any state, local or foreign government, or any subdivision, agency or authority of any thereof; and (iv) the term "Laws" means all federal, state and local laws, codes, and ordinances and all rules and regulations promulgated by any Governmental Agency thereunder.

            (d) Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, the term "knowledge of Sellers" or variations thereof shall mean the actual knowledge of Trey Hartman, Grant Bryson, Larry Brown, Steve Collis, Kim Harbaugh and Kelli Ellis.

      10.15. Cross-References. If a document or matter is disclosed in any Exhibit or Schedule to this Agreement in connection with a representation or warranty made herein, it shall be deemed to be disclosed with respect to the same matter addressed elsewhere in this Agreement but only if the reference provides fair disclosure of the matter in question.

      10.16. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

      10.17. Arbitration. Any controversy or claim arising out of or relating to this Agreement or any Ancillary Document (other than a dispute that is subject to Section 2.2 of this Agreement which shall be resolved in accordance with
Section 2.2) shall be settled by arbitration in accordance with the following provisions:

            (a) Disputes Covered. The agreement of the parties to arbitrate covers all disputes of every kind relating to or arising out of this Agreement, any Ancillary Document or any of the transactions contemplated by this Agreement. Disputes include actions for breach of contract with respect to this Agreement or the Ancillary Document, as well as any claim based on tort or any other causes or action relating to the transactions contemplated by this Agreement such as claims based on an allegation of fraud or misrepresentation and claims based on a federal or state statute. In addition, the arbitrators selected according to procedures set forth below shall determine the arbitrability of any matter brought to them, and their decision shall be final and binding on the parties.

            (b) Forum. The forum for the arbitration shall be Washington, D.C.

            (c) Law. The governing law for the arbitration shall be the law of the State of Tennessee, without reference to its conflicts of laws provisions.

            (d) Selection. There shall be three arbitrators, unless the parties are able to agree on a single arbitrator. In the absence of such agreement within ten days after the initiation of an arbitration proceeding, the Representative shall select one arbitrator and the Purchaser shall select one arbitrator, and those two arbitrators shall then select within ten days a third arbitrator. If those two arbitrators are unable to select a third arbitrator within such ten day period, a third arbitrator shall be appointed by the commercial panel of the American Arbitration Association. The decision in writing of at least two of the three arbitrators shall be final and binding upon the parties.

            (e) Administration. The arbitration shall be administered by the American Arbitration Association.

            (f) Rules. The rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the parties may agree upon at the time, except that each party shall have the right to conduct discovery in any manner and to the extent authorized by the Federal Rules of Civil Procedure as interpreted by the federal courts. In the event of any conflict between those rules and the provisions of this Section, the provisions of this Section shall prevail.

            (g) Substantive Law. The arbitrators shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrators shall make a good faith effort to apply substantive applicable law, but an arbitration decision shall not be subject to review. The arbitrators shall be bound to honor claims of privilege or work product doctrine recognized at law, but the arbitrators shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.

            (h) Decision. The arbitrators' decision shall provide a reasoned basis for the resolution of each dispute and for any award. The arbitrators shall not have power to award punitive damages, except in the case of fraud or willful misconduct.

            (i) Expenses. Each party shall bear its own fees and expenses with respect to the arbitration and any proceeding related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators.

            (j) Remedies; Award. The arbitrators shall have power and authority to award any remedy or judgment that could be awarded by a court of law in the State of Tennessee. The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.



                                      * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


PURCHASER:                                 SELLERS:


SECURE PHARMACY PLUS, INC.                 STADTLANDER OPERATING COMPANY, L.L.C.


By: /s/ Trey Hartman                       By: /s/ Milan A. Sawdei
   ---------------------------                 ---------------------------------
Name: Trey Hartman                         Name: Milan A. Sawdei
      ------------------------                   -------------------------------
Title: President                           Title: Executive Vice President,
      ------------------------                    ------------------------------
                                                  Chief Legal Officer and
                                                  ------------------------------
                                                  Secretary
                                                  ------------------------------

                                           STADTLANDER LICENSING COMPANY, LLC


                                           By: /s/ Milan A. Sawdei
                                              ----------------------------------
                                           Name: Milan A. Sawdei
                                                --------------------------------
                                           Title: Executive Vice President,
                                                  ------------------------------
                                                  Chief Legal Officer and
                                                  ------------------------------
                                                  Secretary
                                                  ------------------------------


                                           STADTLANDER DRUG OF CALIFORNIA, L.P.


                                           By: /s/ Milan A. Sawdei
                                              ----------------------------------
                                           Name: Milan A. Sawdei
                                                --------------------------------
                                           Title: Executive Vice President,
                                                  ------------------------------
                                                  Chief Legal Officer and
                                                  ------------------------------
                                                  Secretary
                                                  ------------------------------


                                           STADTLANDER DRUG OF HAWAII, L.P.


                                           By: /s/ Milan A. Sawdei
                                              ----------------------------------
                                           Name: Milan A. Sawdei
                                                --------------------------------
                                           Title: Executive Vice President,
                                                  ------------------------------
                                                  Chief Legal Officer and
                                                  ------------------------------
                                                  Secretary
                                                  ------------------------------